Exhibit 10.2

EMPLOYEE MATTERS AGREEMENT

BETWEEN

BRISTOL-MYERS SQUIBB COMPANY

AND

MEAD JOHNSON NUTRITION COMPANY

DATED AS OF

January 31, 2009

i

1.42	Leased Worker	6
1.43	Leave of Absence Programs	6
1.44	Liabilities	7
1.45	Life Insurance Plan	7
1.46	Long-Term Disability Plan	7
1.47	Material Feature	7
1.48	Mead Johnson	7
1.49	Mead Johnson Business	7
1.50	Mead Johnson Employee	8
1.51	Mead Johnson Group	8
1.52	Mead Johnson Master RIP Trust	8
1.53	Mead Johnson Master SIP Trust	8
1.54	Mead Johnson PR	8
1.55	Mead Johnson PR RIP Trust	8
1.56	Mead Johnson PR SIP Trust	8
1.57	Mead Johnson Retiree	8
1.58	Mead Johnson Transferred Employee	9
1.59	Mead Johnson WCP Claims	9
1.60	Non-Qualified Plans	9
1.61	Non-U.S. Reorganization Plan	9
1.62	Option	9
1.63	Outsource	9
1.64	Participating Company	9
1.65	PBGC	9
1.66	Performance Incentive Plan	9
1.67	Person	9
1.68	Plan	10
1.69	Plan Transfer Agreement	10
1.70	PR Code	10
1.71	QDRO	10
1.72	QMCSO	10
1.73	Restricted Stock	10
1.74	Restricted Stock Unit	10
1.75	Retiree Programs	10
1.76	Retirement Plans	10
1.77	Return Date	11
1.78	RIP	11
1.79	Separation	11
1.80	Separation Agreement	11
1.81	Separation Date	11
1.82	Severance Plan	11
1.83	Short-Term Disability Plan	11
1.84	SIP	12
1.85	Subsidiary	12
1.86	Transferred Entity	12
1.87	Transition Agreement	12

1.88	Unemployment Insurance Program	12
1.89	U.S. Code	12
1.90	U.S. Mead Johnson Employee	12
1.91	U.S. Mead Johnson Transferred Employee	13

ARTICLE II GENERAL PRINCIPLES		13
2.1	Assumption of Liabilities	13
2.2	Mead Johnson Plans	14
2.3	Mead Johnson’s Participation in BMS Plans	15
2.4	BMS’s Participation in Mead Johnson Plans	16
2.5	Terms of Participation by Mead Johnson Transferred Employees in Mead Johnson Plans	17
2.6	Responsibility of BMS and Mead Johnson	18

ARTICLE III EMPLOYMENT TRANSFER MATTERS FOR MEAD JOHNSON EMPLOYEES		18
3.1	Continuation of Employment	18
3.2	Acquired Rights Directive	20
3.3	Collective Bargaining and Works Council Agreements	20
3.4	Terms of Mead Johnson Employment	20
3.5	Employees with Work Visas or Permits; License to Do Business	20

ARTICLE IV EMPLOYMENT TRANSFER MATTERS FOR FOREIGN BMS EMPLOYEES IN HONG KONG AND THAILAND		21
4.1	Continuation of Employment	21
4.2	Employees with Work Visas or Permits; License to Do Business	22

ARTICLE V DEFINED BENEFIT PLANS		23
5.1	U.S. and Puerto Rico Retirement Income Plans	23
5.2	Mexico Pension Plan	23
5.3	Hong Kong Retirement Plan and Provident Fund	24
5.4	Taiwan Pension Plan	24
5.5	Netherlands Retirement Plans	25
5.6	Philippines Retirement Plan	25
5.7	Canada Retirement Plan	25
5.8	France Retirement Indemnities Plan	26
5.9	Key International Pension Plan	26
5.10	Other Foreign Pension Plans	26

ARTICLE VI DEFINED CONTRIBUTION PLANS		27
6.1	U.S. and Puerto Rico Savings and Investment Programs	27
6.2	Thailand Savings Plan/Provident Fund	27
6.3	Portugal Defined Contribution Plan	28
6.4	France Defined Contribution Profit-Sharing Plan	28
6.5	Brazil Defined Contribution Plan	28
6.6	Spain Defined Contribution Plan	29
6.7	Other Foreign Savings Plans	29

ARTICLE VII NON-QUALIFIED AND OTHER PLANS		29
7.1	Benefit Equalization Plans	29
7.2	Deferred Compensation Plan	30
7.3	Termination Indemnity Plans	30

ARTICLE VIII HEALTH AND WELFARE PLANS		31
8.1	Life Insurance Liabilities	31
8.2	Health and Welfare Plan Liabilities	31
8.3	Claims for Health and Welfare Plans	32
8.4	Post-Separation Transitional Arrangements	33
8.5	Vendor Arrangements	33
8.6	Flexible Spending Account Spin-Off	34
8.7	COBRA	34
8.8	Disability Plans & Travel Accident Insurance	34
8.9	Leave of Absence Programs and FMLA	35
8.10	Retiree Programs	36
8.11	BMS Workers’ Compensation Program	36

ARTICLE IX EQUITY AND OTHER PERFORMANCE COMPENSATION		37
9.1	BMS Performance Incentive Plan	37
9.2	BMS Options and Stock Appreciation Rights	37
9.3	BMS Restricted Stock and Restricted Stock Units	38
9.4	Cash Bonus and Commission Plans	38
9.5	Retention Bonus	38
9.6	Separation Pay	38

ARTICLE X FRINGE AND OTHER BENEFITS		39
10.1	Tuition Assistance Program	39
10.2	BMS-Owned Automobiles	40
10.3	Automobile Allowances	40
10.4	Employee Assistance Program	40
10.5	Relocation Benefits	40
10.6	Vacation Benefits	41
10.7	Expatriate Allowances	41
10.8	Statutory Benefits	41

ARTICLE XI EMPLOYMENT-RELATED MATTERS		41
11.1	Independent Contractors	41
11.2	Non-Solicitation	42
11.3	Confidentiality and Proprietary Information	42
11.4	Payroll and Withholding	42
11.5	Personnel and Pay Records	43
11.6	Unemployment Insurance Program	44
11.7	Employment and Employee Benefits Litigation	44
11.8	U.S. WARN Act and Other Notices	45
11.9	Hiring of Leased Workers and Former Employees	45

ARTICLE XII ADMINISTRATIVE PROVISIONS		46
12.1	Transitional Services Agreement	46
12.2	Payment of Liabilities, Plan Expenses and Related Matters	46
12.3	Sharing of Participant Information	46
12.4	Reporting and Disclosure Communications to Participants	47
12.5	Audits Regarding Vendor Contracts	47
12.6	Requests for Regulatory Opinions	47
12.7	Fiduciary Matters	47
12.8	Consent of Third Parties	48

ARTICLE XIII GENERAL PROVISIONS		48
13.1	Cooperation	48
13.2	Effect if Separation Does Not Occur	48
13.3	Relationship of Parties	49
13.4	Affiliates	49
13.5	Incorporation of Separation Agreement Provisions	49
13.6	No Third Party Remedies	49
13.7	Governing Law	49
13.8	Severability	49
13.9	Amendment	49
13.10	Termination	50
13.11	Conflict	50
13.12	Counterparts	50

v

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”) is entered into on                     , 2009, between BRISTOL-MYERS SQUIBB COMPANY (“BMS”), a Delaware corporation, and MEAD JOHNSON NUTRITION COMPANY (“Mead Johnson”), a Delaware corporation. Capitalized terms used herein (other than the formal names of BMS Plans, as defined below, and related trusts of BMS) and not otherwise defined, shall have the respective meanings assigned to them in Article I hereof.

WHEREAS, the Board of Directors of BMS has determined that it is in the best interests of BMS and its shareholders to separate BMS’s existing businesses into two (2) independent businesses, BMS and the Mead Johnson Business, in accordance with that certain Separation Agreement, dated as of the date hereof, by and between BMS and Mead Johnson (the “Separation Agreement”);

WHEREAS, in furtherance of the foregoing, BMS and Mead Johnson have agreed to enter into this Agreement, which is an Exhibit to the Separation Agreement, to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and employment matters;

WHEREAS, the foreign subsidiaries of BMS and Mead Johnson, as applicable, have or will enter into separate agreements to specify the terms under which BMS and Mead Johnson agree to allocate between them all assets, liabilities and responsibilities relating to, and arising from the separation of the Mead Johnson Business from BMS;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

1.1 Acquired Rights Directive. “Acquired Rights Directive” means European Union Council Directive 2001/23/EC.

1.2 Affiliate. “Affiliate” means, with respect to BMS, any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with BMS, and with respect to Mead Johnson, any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with Mead Johnson. For purposes of this definition, “control” when used with respect to any specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Unless the context otherwise requires, reference to BMS and its Affiliates shall not include the affiliates of BMS that will be transferred to Mead Johnson after giving effect to the Separation, and reference to Mead Johnson and its Affiliates shall include only those affiliates of Mead Johnson that will be transferred to Mead Johnson or will remain with Mead Johnson, as the case may be, after giving effect to the Separation, in each case including the actions taken pursuant to the Non-U.S. Reorganization Plans.

1.3 Agreement. “Agreement” means this Employee Matters Agreement, including all the Addendums, Schedules and Exhibits hereto, and all amendments made hereto from time to time.

1.4 Ancillary Agreements. “Ancillary Agreements” means all of the underlying agreements, documents and instruments referred to, contemplated by, or made a part of the Separation Agreement.

1.5 BEP-RIP. “BEP-RIP,” when immediately preceded by “BMS,” means the Bristol-Myers Squibb Company-Benefit Equalization Plan – Retirement Income Plan (as amended and restated effective January 1, 2007). When immediately preceded by “Mead Johnson,” “BEP-RIP” means the non-qualified supplemental excess benefit retirement plan to be established by Mead Johnson pursuant to Section 2.2 to assume the Liabilities of U.S. Mead Johnson Transferred Employees that were accrued under the BMS BEP-RIP prior to the Separation Date in accordance with Section 7.1.

1.6 BEP-SIP. “BEP-SIP,” when immediately preceded by “BMS,” means the Bristol-Myers Squibb Company-Benefit Equalization Plan – Savings and Investment Program (as amended and restated effective January 1, 2007). When immediately preceded by “Mead Johnson,” “BEP-SIP” means the non-qualified supplemental excess benefit retirement plan to be established by Mead Johnson pursuant to Section 2.2 to assume the Liabilities of U.S. Mead Johnson Transferred Employees that were accrued under the BMS BEP-SIP prior to the Separation Date in accordance with Section 7.1.

1.7 BMS. “BMS” means Bristol-Myers Squibb Company, a Delaware corporation. In all such instances in which BMS is referred to in this Agreement, it shall also be deemed to include a reference to each member of the BMS Group, unless it specifically provides otherwise.

1.8 BMS Employee. “BMS Employee” means an employee other than a Mead Johnson Employee who, on the Separation Date, is: (i) either actively employed by, or on leave of absence from, any member of the BMS Group, or (ii) an employee or group of employees designated as BMS Employees by BMS and Mead Johnson, by mutual agreement in writing, in each case whether employed within or outside the United States.

1.9 BMS Group. “BMS Group” means BMS and each Subsidiary and Affiliate of BMS (or any predecessor organization thereof), excluding all members of the Mead Johnson Group.

1.10 BMS Master RIP Trust. “BMS Master RIP Trust” means the Bristol-Myers Squibb Company Master Retirement Trust. Assets of the BMS RIP and BMSPR RIP are held in the BMS Master RIP Trust.

1.11 BMS Master SIP Trust. “BMS Master SIP Trust” means the Bristol-Myers Squibb Company Savings Plan Master Trust. Assets of the BMS SIP and BMSPR SIP are held in the BMS Master SIP Trust.

1.12 BMS Stock Plan. “BMS Stock Plan” means the BMS 2007 Stock Award and Incentive Plan, the BMS 2002 Stock Incentive Plan, the BMS 1997 Stock Incentive Plan, the BMS TeamShare Stock Option Plan and any other plan, program or arrangement, pursuant to which employees and other service providers hold BMS Options, BMS Restricted Stock, BMS Restricted Stock Units or other BMS equity incentives.

1.13 BMSPR. “BMSPR” means Bristol-Myers Squibb Puerto Rico, Inc., a Delaware corporation.

1.14 BMS WCP. “BMS WCP” means the BMS workers’ compensation program, comprised of the various arrangements established by a member of the BMS Group to comply with the workers’ compensation requirements of the states in which the members of the BMS Group conducts business.

1.15 Cash Bonus and Commission Plans. “Cash Bonus and Commission Plans,” when immediately preceded by “BMS,” means the BMS annual cash bonus and commission programs listed on Section 1.15 of the Schedules.

1.16 COBRA. “COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in U.S. Code Section 4980B and ERISA Sections 601 through 608.

1.17 Confidential Employee Benefit Letter. “Confidential Employee Benefits Letter” means the letter between BMS and Mead Johnson that sets forth certain confidential employee benefit and compensation information.

1.18 DCR Plan. “DCR Plan,” when immediately preceded by “BMS,” means the BMS dependent care reimbursement plan. When immediately preceded by “Mead Johnson,” “DCR Plan” means the dependent care reimbursement plan to be established by Mead Johnson pursuant to Section 2.2 to accept a spin-off of the BMS DCR Plan dependent care reimbursement accounts of US Mead Johnson Transferred Employees in accordance with Section 8.6.

1.19 Deferred Compensation Plan. “Deferred Compensation Plan,” when immediately preceded by “BMS,” means the BMS deferred compensation plans and programs, as identified on Section 1.19 of the Schedules.

1.20 DOL. “DOL” means the United States Department of Labor.

1.21 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.22 Flexible Spending Accounts. “Flexible Spending Accounts,” when immediately preceded by “BMS,” means the BMS HCR Plan, and the BMS DCR Plan. When immediately preceded by “Mead Johnson,” Flexible Benefits Plan means the Mead Johnson HCR Plan, and the Mead Johnson DCR Plan to be established by Mead Johnson pursuant to Section 2.2 to accept a spin-off of the flexible spending reimbursement accounts of U.S. Mead Johnson Transferred Employees under the respective BMS Flexible Spending Accounts in accordance with Section 8.6.

1.23 FMLA. “FMLA” means the Family and Medical Leave Act of 1993, as amended from time to time.

1.24 Foreign BMS Employee. “Foreign BMS Employee” means any BMS Employee who is listed (by name or by category and number) in the Confidential Employee Benefit Letter and is: (i) either actively employed by, or on leave of absence from any member of the BMS Group on the Separation Date, (ii) an Inactive Foreign BMS Employee, or (iii) any other employee or group of employees designated as Foreign BMS Employees (as of the specified date) by BMS and Mead Johnson by mutual agreement in writing.

1.25 Foreign BMS Transferred Employee. “Foreign BMS Transferred Employee” means each (i) Foreign BMS Employee whose employment transfers from a member of the Mead Johnson Group to a member of the BMS Group by operation of law and (ii) Foreign BMS Employee who accepts an offer of employment from any member of the BMS Group.

1.26 Foreign Mead Johnson Employee. “Foreign Mead Johnson Employee” means any Mead Johnson Employee in the Mead Johnson Business who is not on the United States or Puerto Rico payroll immediately prior to the Separation Date.

1.27 Foreign Mead Johnson Transferred Employee. “Foreign Mead Johnson Transferred Employee” means each (i) Foreign Mead Johnson Employee whose employment transfers from a member of the BMS Group to a member of the Mead Johnson Group by operation of law and (iii) Foreign Mead Johnson Employee who accepts an offer of employment from any member of the Mead Johnson Group.

1.28 Foreign Plan. “Foreign Plan,” when immediately preceded by “BMS,” means a Plan maintained by a member of the BMS Group for the benefit of its employees outside the U.S. and Puerto Rico. When immediately preceded by “Mead Johnson,” “Foreign Plan” means a Plan to be established, or that is already established, by Mead Johnson for the benefit of its employees outside the U.S. and Puerto Rico.

1.29 Former BMS Employee. “Former BMS Employee” means an individual (a) who, prior to the Separation Date, either (i) was actively employed by any member of the BMS Group (excluding any Former Mead Johnson Employee) or (ii) was an employee or a member of a group of employees designated as Former BMS Employees by BMS and Mead Johnson, by mutual agreement in writing, and (b) who retired or resigned from the BMS Group or whose employment with the BMS Group otherwise terminated prior to the Separation Date.

1.30 Former Mead Johnson Employee. “Former Mead Johnson Employee” means (a) a Mead Johnson Retiree and (b) any other individual whose employment with the BMS Group or the Mead Johnson Group terminated prior to the Separation Date and who (a) as of such individual’s employment termination date was devoting 100% of his or her working time to the Mead Johnson Business, or (ii) as of such individual’s employment termination date was devoting at least 40% of his or her working time to the Mead Johnson Business and either (I) after the individual’s termination of employment, the individual’s position was immediately or subsequently filled by an individual who is listed as a Mead Johnson Employee in the Confidential Employee Benefit Letter or (II) if the individual’s position was eliminated or not re-filled, such individual is designated as a Former Mead Johnson Employee by BMS and Mead Johnson by mutual agreement following good-faith negotiations between BMS and Mead Johnson, taking into account the following factors: (A) whether the individual devoted at least 75% of the individual’s total working time over the duration of employment to the Mead Johnson Business, in which case it shall be presumed that such individual was a Former Mead Johnson Employee unless strong contravening factors exist; (B) whether the individual’s compensation and other overhead expenses attributable to the individual were allocated in the corporate budget to the Mead Johnson Business over the duration of the individual’s employment; and (C) whether the individual reported to a Mead Johnson Employee or a Former Mead Johnson Employee. Notwithstanding the foregoing, BMS and Mead Johnson shall use commercially reasonable efforts to come to an agreement about whether any individual formerly employed by the BMS Group should be treated as a Former Mead Johnson Employee for purposes of this Agreement.

1.31 Fringe Benefits. “Fringe Benefits,” when immediately preceded by “BMS” means the BMS employee assistance program, the educational assistance program and other fringe benefits, plans, programs and arrangements sponsored and maintained by BMS (as set forth in Article X and the Schedule attached thereto). When immediately preceded by “Mead Johnson,” “Fringe Benefits” means the fringe benefits, plans, programs and arrangements to be established by Mead Johnson pursuant to Section 2.2 and Article X that correspond to the respective BMS Fringe Benefits.

1.32 Group Insurance Policies. “Group Insurance Policies” is defined in Subsection 8.9(b) and the Schedule thereto.

1.33 HCR Plan. “HCR Plan,” when immediately preceded by “BMS,” means the BMS health care reimbursement plan. When immediately preceded by “Mead Johnson,” “HCR Plan” means the health care reimbursement plan to be established by Mead Johnson pursuant to Section 2.2 to accept a spin-off of the BMS HCR Plan health care reimbursement accounts of U.S. Mead Johnson Transferred Employees in accordance with Section 8.6.

1.34 Health and Welfare Plans. “Health and Welfare Plans,” when immediately preceded by “BMS,” means the BMS Health Plans, the BMS Flexible Spending Accounts, and the health and welfare plans listed on Section 1.34 of the Schedules established and maintained by BMS for the benefit of employees and retirees of the members of the BMS Group, and such other welfare plans or programs as may apply to such employees and retirees as of the Separation Date. When immediately preceded by “Mead Johnson,” “Health and Welfare Plans” means the Mead Johnson Health Plans, the Mead Johnson Flexible Spending Accounts, and the health and welfare plans to be established by Mead Johnson pursuant to Section 2.2 and Article VIII that correspond to the respective BMS Health and Welfare Plans.

1.35 Health Plans. “Health Plans,” when immediately preceded by “BMS,” means the health plans listed on Section 1.35 of the Schedules established and maintained by BMS for the benefit of employees and retirees of the members of the BMS Group and such other health plans or programs, including medical, prescription drug, dental and vision plans and programs, as may apply to such employees and retirees as of the Separation Date. When immediately preceded by “Mead Johnson,” “Health Plans” means the health plans, programs and arrangements to be established by Mead Johnson pursuant to Section 2.2 and Article VIII that correspond to the respective BMS Health Plans.

1.36 HMO. “HMO” means a health maintenance organization that provides benefits under the BMS Health Plans or the Mead Johnson Health Plans.

1.37 Inactive Foreign BMS Employee. “Inactive Foreign BMS Employee” means any Foreign BMS Employee who is not actively at work on the Separation Date because he is on approved short-term disability leave in accordance with the applicable BMS or Mead Johnson Short-Term Disability Plan.

1.38 Inactive Mead Johnson Employee. “Inactive Mead Johnson Employee” means any employee who is listed (by name or by category and number) in the Confidential Employee Benefit Letter and who is not actively at work on the Separation Date because he is on approved short-term disability leave in accordance with the applicable BMS Short-Term Disability Plan excluding U.S. Mead Johnson Employees who were on the Puerto Rico payroll at the time they incurred the eligible disability.

1.39 IPO. “IPO” means the initial public offering of Mead Johnson common stock pursuant to a registration statement on Form S-1 in accordance with the Securities Act of 1933, as amended.

1.40 IPO Registration Statement. “IPO Registration Statement” means the registration statement on Form S-1 to be filed with the SEC in accordance with the Securities Act of 1933, as amended, registering the shares of common stock of Mead Johnson to be issued in the IPO, together with all amendments thereto.

1.41 IRS. “IRS” means the United States Internal Revenue Service.

1.42 Leased Worker. An individual whose services are provided under a contract between the service recipient and a leasing or staffing agency.

1.43 Leave of Absence Programs. “Leave of Absence Programs,” when immediately preceded by “BMS,” means the personal, medical, military and FMLA leave (and other leaves of absence required by applicable law) offered from time to time under the personnel policies and practices of BMS. When immediately preceded by “Mead Johnson,” “Leave of Absence Programs” means the leave of absence programs to be established by Mead Johnson pursuant to Sections 2.2 and 8.9 that correspond to the respective BMS Leave of Absence Program.

1.44 Liabilities. “Liabilities” means all benefit obligations, debts, liabilities, guarantees, assurances, commitments and other obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto (including but not limited to obligations and commitments arising from any claim for wrongful dismissal, constructive dismissal, unfair dismissal or notice of termination of employment, pay in lieu of notice of termination, termination indemnities, other indemnities, damages arising from breach of an employee’s employment agreement, payments required be made under applicable law or collective bargaining agreement with respect to the termination of the employment of an employee (including payments with respect to accrued wages, vacation or overtime or under a bonus plan or other plan, program or obligation)). For this purpose, “Contract” means any contract (including a Plan), agreement (including an employment or collective bargaining agreement), instrument or other commitment that is binding on any Person or any part of its property under applicable law.

1.45 Life Insurance Plan. “Life Insurance Plan,” when immediately preceded by “BMS,” means the life insurance programs, plans and arrangements established and maintained by BMS for the benefits of employees and retirees of the members of the BMS Group. When immediately preceded by “Mead Johnson,” “Life Insurance Plan” means the life insurance programs, plans and arrangements to be established by Mead Johnson pursuant to Section 2.2 that correspond to the BMS Life Insurance Plan.

1.46 Long-Term Disability Plan. “Long-Term Disability Plan,” when immediately preceded by “BMS,” means the BMS Long-Term Disability Plan. When immediately preceded by “Mead Johnson,” “Long-Term Disability Plan” means the long-term disability plan to be established by Mead Johnson pursuant to Section 2.2 and Article VIII that corresponds to the BMS Long-Term Disability Plan.

1.47 Material Feature. “Material Feature” means any feature of a Plan that could reasonably be expected to be of material importance, in the aggregate, to the sponsoring employer or the participants (or their dependents or beneficiaries) of that Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan; the nature, type, form, source and level of benefits provided under such Plan; and the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan.

1.48 Mead Johnson. “Mead Johnson” means Mead Johnson Nutrition Company, a Delaware corporation. In all such instances in which Mead Johnson is referred to in this Agreement, it shall also be deemed to include a reference to each member of the Mead Johnson Group, unless it specifically provides otherwise.

1.49 Mead Johnson Business. “Mead Johnson Business” means (a) the business and operations of the business entities of BMS currently known as Mead Johnson Nutritionals, as described in the IPO Registration Statement and as such business and operations will continue following the Separation Date, and any related infrastructure organizations, and (b) except as otherwise expressly provided in the Separation Agreement, any terminated, divested, or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Mead Johnson Business as then conducted.

1.50 Mead Johnson Employee. “Mead Johnson Employee” means any regular employee who is listed (by name or by category and number) in the Confidential Employee Benefit Letter and is: (i) either actively employed by, or on leave of absence from any member of the Mead Johnson Group on the Separation Date (including any person who is hired by a member of the Mead Johnson Group between the date hereof and the Separation Date); (ii) either actively employed by, or on a leave of absence from any member of the BMS Group on the Separation Date (including any person who is hired by a member of the BMS Group between the date hereof and the Separation Date) and whose services primarily relate to the Mead Johnson Business; (iii) an Inactive Mead Johnson Employee; (iv) employed for the Mead Johnson Business in Puerto Rico and is on approved short-term disability leave in accordance with the applicable BMS Short-Term Disability Plan on the Separation Date; or (v) any other employee or group of employees designated as Mead Johnson Employees (as of the specified date) by BMS and Mead Johnson by mutual agreement in writing.

1.51 Mead Johnson Group. “Mead Johnson Group” means Mead Johnson and each Subsidiary and Affiliate of Mead Johnson as of the Separation Date, or that is contemplated to be a Subsidiary or Affiliate of Mead Johnson after the Separation Date pursuant to the Non- U.S. Reorganization Plan other than any Subsidiary or Affiliate that is contemplated not to be controlled by Mead Johnson pursuant to the Non-U.S. Plan.

1.52 Mead Johnson Master RIP Trust. “Mead Johnson Master RIP Trust” is defined in Section 5.1.

1.53 Mead Johnson Master SIP Trust. “Mead Johnson Master SIP Trust” is defined in Section 6.1.

1.54 Mead Johnson PR. “Mead Johnson PR” means Mead Johnson (Puerto Rico) Inc., a Delaware corporation.

1.55 Mead Johnson PR RIP Trust. “Mead Johnson PR RIP Trust” is defined in Section 5.1.

1.56 Mead Johnson PR SIP Trust. “Mead Johnson PR SIP Trust” is defined in Section 6.1.

1.57 Mead Johnson Retiree. “Mead Johnson Retiree” means any individual who is: (i) a former employee of a member of the BMS Group who retired from the Mead Johnson Business on or before the Separation Date in accordance with the terms of the applicable BMS or Mead Johnson Retirement Plan, or (ii) a former employee of a member of the Mead Johnson Group as of the Separation Date who retired from the Mead Johnson Business in accordance with the terms of the applicable BMS or Mead Johnson Retirement Plan. Notwithstanding the foregoing, “Mead Johnson Retiree” shall not, unless otherwise expressly provided to the contrary in this Agreement, include: (i) an individual who is a BMS Employee at the Separation Date, or (ii) a former employee of a member of the BMS Group or Mead Johnson Group as of the Separation Date whose employment with the Mead Johnson Business terminated prior to satisfying the retirement qualifications of the applicable BMS or Mead Johnson Retirement Plan.

1.58 Mead Johnson Transferred Employee. “Mead Johnson Transferred Employee” means any Foreign Mead Johnson Transferred Employee and U.S. Mead Johnson Transferred Employee.

1.59 Mead Johnson WCP Claims. “Mead Johnson WCP Claims” is defined in Subsection 8.11(b)(i).

1.60 Non-Qualified Plans. “Non-Qualified Plans” when immediately preceded by “ BMS,” means the BMS BEP-RIP, the BMS BEP-SIP, the BMS Deferred Compensation Plan, and any other deferred compensation or excess benefit plan, program or arrangement maintained by BMS for the benefit of employees and retirees of the BMS Group. When immediately preceded by “Mead Johnson,” “Non-Qualified Plan” means the excess benefit plans, programs, or arrangements to be established by Mead Johnson pursuant to Section 2.2 to assume the Liabilities of Mead Johnson Transferred Employees that were accrued under the applicable BMS Non-Qualified Plan prior to the Separation Date in accordance with Article VII.

1.61 Non-U.S. Reorganization Plan. “Non-U.S. Reorganization Plan” means the local transfer agreements, assignments, assumptions, novations and other documents executed by the foreign subsidiaries of BMS and Mead Johnson as shall be necessary to carry out the plan of reorganization described in Section 1.01 of the Schedules to the Separation Agreement to effect the purposes of the Separation Agreement with respect to BMS and Mead Johnson’s respective operations outside the U.S.

1.62 Option. “Option” when immediately preceded by “BMS” means an option to purchase BMS common stock pursuant to a BMS Stock Plan.

1.63 Outsource. “Outsource” is defined in Subsections 8.3(b) and 8.11(b)(iii) for purposes of each such respective section.

1.64 Participating Company. “Participating Company” means: (a) BMS; (b) any Person (other than an individual) that BMS has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by BMS; or (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

1.65 PBGC. “PBGC” means the Pension Benefit Guaranty Corporation.

1.66 Performance Incentive Plan. “Performance Incentive Plan,” when immediately preceded by “BMS,” means the BMS Employee Incentive Plan, BMS Management Incentive Plan, BMS Performance Incentive Plan, the BMS International Field Bonus Plan, and the BMS Senior Executive Performance Incentive Plan.

1.67 Person. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

1.68 Plan. “Plan,” means any written or unwritten plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees or directors of BMS or Mead Johnson.

1.69 Plan Transfer Agreement. Plan Transfer Agreement means the agreement between BMS and Mead Johnson, in substantially the form attached hereto as Exhibit A, setting forth the procedures and assumptions applicable to the transfer of assets or Liabilities or both, as applicable, from the BMS RIP to the Mead Johnson RIP, from the BMSPR RIP to the Mead Johnson PR RIP, from the BMS SIP to the Mead Johnson SIP, from the BMSPR SIP to the Mead Johnson PR SIP, from the BMS BEP-RIP to the Mead Johnson BEP-RIP, and from the BMS BEP-SIP to the Mead Johnson BEP-SIP or the respective trusts underlying such Mead Johnson Plans.

1.70 PR Code. “PR Code” means the Puerto Rico Internal Revenue Code of 1994, as amended from time to time.

1.71 QDRO. “QDRO” means a domestic relations order which qualifies under U.S. Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee’s right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under any of the Retirement Plans.

1.72 QMCSO. “QMCSO” means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient’s right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

1.73 Restricted Stock. “Restricted Stock” when immediately preceded by “BMS” means shares of BMS common stock that are subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to a BMS Stock Plan.

1.74 Restricted Stock Unit. “Restricted Stock Unit” when immediately preceded by “BMS” means a contractual right to receive shares of BMS common stock or the cash value thereof, which right is subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to a BMS Stock Plan.

1.75 Retiree Programs. “Retiree Programs,” when immediately preceded by “BMS,” means the BMS Plans that permit certain retirees and Former BMS Employees, and their eligible spouses, domestic partners, and dependents to continue to receive coverage and benefits for a designated period of time after retirement. When immediately preceded by “Mead Johnson,” “Retiree Programs” means such continuation programs to be established by Mead Johnson pursuant to Sections 2.2 and 8.10 that correspond to the BMS Retiree Programs.

1.76 Retirement Plans. “Retirement Plans,” when immediately preceded by “BMS,” means the BMS RIP, the BMSPR RIP, the BMS SIP, the BMSPR SIP, the Key International Pension Plan and the other defined contribution and defined benefit plans maintained by BMS. When immediately preceded by “Mead Johnson,” “Retirement Plans” means all defined contribution and defined benefit plans to be established by Mead Johnson pursuant to Section 2.2, including the defined contribution and defined benefit Key International Pension Plans and those other plans that are to accept a spin-off of the assets and Liabilities relating to benefits accrued by Mead Johnson Transferred Employees under the respective BMS Retirement Plan in accordance with Sections 5.1 and 6.1.

1.77 Return Date. “Return Date” means the date on which an Inactive Mead Johnson Employee returns to active employment with Mead Johnson, which date shall be no later than six (6) months after the Separation Date.

1.78 RIP. “RIP,” when immediately preceded by “BMS,” means the BMS Retirement Income Plan, a defined benefit plan. When immediately preceded by “BMSPR,” “RIP” means the BMSPR Retirement Income Plan, a defined benefit plan. When immediately preceded by “Mead Johnson,” “RIP” means the defined benefit plan funded by a trust that is qualified under U.S. Code Section 401(a) and exempt from taxation under U.S. Code Section 501(a)(1), to be established by Mead Johnson pursuant to Section 2.2 to accept a spin-off of the assets and Liabilities relating to benefits accrued by US Mead Johnson Transferred Employees under the BMS RIP prior to the Separation Date in accordance with Section 5.1. When immediately preceded by “Mead Johnson PR,” “RIP” means the defined benefit plan funded by a trust that is qualified and exempt from taxation under PR Code Section 1165(a), and pursuant to ERISA Section 1022(i)(1), under U.S. Code Section 501(a), to be established by Mead Johnson PR pursuant to Section 2.2 to accept a spin-off of the assets and Liabilities relating to benefits accrued by US Mead Johnson Transferred Employees under the BMSPR RIP prior to the Separation Date in accordance with Section 5.1.

1.79 Separation. “Separation” has the meaning given to it in the Separation Agreement.

1.80 Separation Agreement. “Separation Agreement” is defined in the Recitals.

1.81 Separation Date. “Separation Date” means the respective date listed on Section 1.81 of the Schedules for each country whereby (i) the Mead Johnson Employees will be transferring to a new Mead Johnson entity, (ii) the Mead Johnson Employees will remain in the current entity and the Foreign BMS Employees will be transferred to a new BMS entity, or (iii) the Transferred Entity will be deemed to be part of the Mead Johnson Group.

1.82 Severance Plan. “Severance Plan,” when immediately preceded by “BMS,” means the BMS Severance Plan, the BMS Senior Executive Severance Plan, the BMSPR Severance Plan and any other severance programs, plans and arrangements established and maintained by BMS for the benefits of employees and retirees of any member of the BMS Group. When immediately preceded by “Mead Johnson,” “Severance Plan” means the severance program(s) to be established by Mead Johnson pursuant to Section 2.2.

1.83 Short-Term Disability Plan. “Short-Term Disability Plan,” when immediately preceded by “BMS,” means the BMS Short-Term Disability Plan (or, where an employee works in a state that offers a statutory state short-term disability plan, then “Short-Term

Disability Plan” refers to the alternative voluntary state disability plan offered under the Short-Term Disability Plan). When immediately preceded by “Mead Johnson,” “Short-Term Disability Plan” means the short-term disability plan to be established by Mead Johnson pursuant to Section 2.2 and Article VI that corresponds to the BMS Short-Term Disability Plan.

1.84 SIP. “SIP,” when immediately preceded by “BMS,” means the BMS Savings and Investment Program, a defined contribution plan. When immediately preceded by “BMSPR,” “SIP” means the BMSPR Savings and Investment Program, a defined contribution plan. When immediately preceded by “Mead Johnson,” “SIP” means the defined contribution plan funded by a trust that is qualified under U.S. Code Section 401(a) and exempt from taxation under U.S. Code Section 501(a)(1), to be established by Mead Johnson pursuant to Section 2.2 to accept a spin-off of the assets and Liabilities relating to benefits accrued by U.S. Mead Johnson Transferred Employees under the BMS SIP prior to the Separation Date in accordance with Section 6.1. When immediately preceded by “Mead Johnson PR,” “SIP” means the defined contribution plan funded by a trust that is qualified and exempt from taxation under PR Code 1165(a), and pursuant to ERISA Section 1022(i)(1), under U.S. Code Section 501(a), to be established by Mead Johnson PR pursuant to Section 2.2 to accept a spin-off of the assets and Liabilities relating to benefits accrued by US Mead Johnson Transferred Employees under the BMSPR SIP prior to the Separation Date in accordance with Section 6.1.

1.85 Subsidiary. “Subsidiary” means, with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. Unless the context otherwise requires, reference to BMS and its Subsidiaries shall not include the subsidiaries of BMS that will be transferred to Mead Johnson after giving effect to the Separation, including the actions taken pursuant to the Non-U.S. Reorganization Plans.

1.86 Transferred Entity. “Transferred Entity” is any entity listed on Section 1.86 of the Schedules.

1.87 Transition Agreement. “Transition Agreement” is defined in Section 12.1.

1.88 Unemployment Insurance Program. “Unemployment Insurance Program,” when immediately preceded by “BMS,” means the group unemployment insurance policies purchased by BMS from time to time. When immediately preceded by Mead Johnson, “Unemployment Insurance Program” means any group unemployment insurance policies to be established by Mead Johnson pursuant to Section 2.2.

1.89 U.S. Code. “U.S. Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

1.90 U.S. Mead Johnson Employee. “U.S. Mead Johnson Employee” means a Mead Johnson Employee who is on the U.S. or Puerto Rico payroll immediately prior to the Separation Date.

1.91 U.S. Mead Johnson Transferred Employee. “U.S. Mead Johnson Transferred Employee” means each (i) U.S. Mead Johnson Employee who is employed by a Transferred Entity, (ii) U.S. Mead Johnson Employee whose employment transfers from a member of the BMS Group to a member of the Mead Johnson Group by operation of law and (iii) U.S. Mead Johnson Employee who accepts an offer of employment from a member of the Mead Johnson Group. For this purpose “employed by” is deemed to mean that such employee’s wages are reported under an Employee Identification Number of a member of the Mead Johnson Group.

ARTICLE II

GENERAL PRINCIPLES

2.1 Assumption of Liabilities.

(a) In General.

(i) Except as specified otherwise in this Agreement, BMS hereby assumes and agrees to pay, perform, fulfill and discharge all of the following: (A) all Liabilities that arise on or after the Separation Date relating to employment, compensation, employee benefits, severance or termination of any BMS Employee, Foreign BMS Transferred Employee, Former BMS Employee or current or former consultant, independent contractor or Leased Employee of the BMS Group or any of their respective dependents or beneficiaries; (B) all Liabilities that arise prior to the Separation Date relating to employment, compensation, employee benefits, severance or termination of any BMS Employee, Former BMS Employee or current or former consultant, independent contractor or Leased Employee of the BMS Group (other than consultants, independent contractors and Leased Employees providing services primarily to the Mead Johnson Business) or any of their respective dependents or beneficiaries; (C) all Liabilities that arise prior to the Separation Date relating to employment, compensation, employee benefits, severance or termination of any Mead Johnson Employee, Former Mead Johnson Employee or current or former consultant, independent contractor or Leased Employee of the Mead Johnson Group (excluding any Transferred Entity) or any of their respective dependents or beneficiaries, to the extent such Liabilities are due and payable prior to the Separation Date; and (D) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities and responsibilities expressly assumed or retained by any member of the BMS Group or a BMS Plan pursuant to this Agreement.

(ii) Except as specified otherwise in this Agreement, Mead Johnson hereby assumes and agrees to pay, perform, fulfill and discharge all of the following: (A) all Liabilities that arise on or after the Separation Date relating to employment, compensation, employee benefits, severance or termination of any Mead Johnson Employee, Mead Johnson Transferred Employee, Former Mead Johnson Employee or current or former consultant, independent contractor or Leased Employee of the Mead Johnson Group or any of their respective dependents or beneficiaries; (B) all Liabilities that arise prior to the Separation Date relating to employment, compensation, employee benefits, severance or termination of any Mead Johnson Employee, Former Mead Johnson Employee or current or former consultant, independent contractor or Leased Employee of a Transferred

Entity or any of their respective dependents and beneficiaries; (C) all Liabilities that arise prior to the Separation Date relating to employment, compensation, employee benefits, severance or termination of any Mead Johnson Employee, Former Mead Johnson Employee or current or former consultant, independent contractor or Leased Employee of the Mead Johnson Group (excluding any Transferred Entity) or any of their respective dependents or beneficiaries, to the extent such Liabilities are due and payable on or after the Separation Date; and (D) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities and responsibilities expressly assumed or retained by any member of the Mead Johnson Group or a Mead Johnson Plan pursuant to this Agreement.

(b) Consultation with Works Councils and Unions. BMS hereby assumes and agrees to pay, perform, fulfill and discharge all Liabilities and responsibilities relating to the obligation of the members of the BMS Group to inform and consult with any works council or union or employee representatives, including any such obligation under the Acquired Rights Directive or transfer of undertakings in the applicable jurisdiction prior to the Separation Date that relate to any Mead Johnson Employees. Mead Johnson hereby assumes and agrees to pay, perform, fulfill and discharge all Liabilities and responsibilities relating to the obligation of the members of the Mead Johnson Group to inform and consult with any works council or union or employee representatives, including any such obligation under the Acquired Rights Directive or transfer of undertakings in the applicable jurisdiction on and after the Separation that relate to any Mead Johnson Employees.

2.2 Mead Johnson Plans.

(a) Establishment of Mead Johnson Plans.

Subsection 2.2(a) of the Schedules sets forth Mead Johnson’s intended qualified retirement plan designs for the U.S. Mead Johnson Transferred Employees, effective as of the Separation Date. Except as specified otherwise in this Agreement or Subsection 2.2(a) of the Schedules, effective as of the Separation Date or such other date(s) as BMS and Mead Johnson may mutually agree in writing, Mead Johnson shall adopt the Mead Johnson Health and Welfare Plans (including Mead Johnson Retiree Programs), the Mead Johnson Retirement Plans, the Mead Johnson Fringe Benefits, the Mead Johnson Performance Incentive Plan, the Mead Johnson Cash Bonus and Commission Plans and such other Plans as are directly associated with Mead Johnson’s U.S. and foreign payroll system or as otherwise may be determined to be appropriate by Mead Johnson. All such Plans shall meet the requirements of applicable law (including, with respect to the Mead Johnson Health and Welfare Plans, laws regarding continuity of benefits).

(b) Mead Johnson Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Mead Johnson, at any time after the Separation Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Mead Johnson Plan, any benefit under any Mead Johnson Plan or any trust, insurance policy or funding vehicle related to any Mead Johnson Plan (other than as required by applicable law, employment contract, collective bargaining agreement, trade union agreement or works council agreement).

(c) Transfers of Plan Assets. Except as specified otherwise in this Agreement, nothing in this Agreement shall require BMS to transfer any, or shall require any member of the Mead Johnson Group or any Mead Johnson Plan to assume any assets or Liabilities of any member of the BMS Group or any BMS Plan (other than as required by applicable law, employment contract, collective bargaining agreement, trade union agreement or works council agreement).

2.3 Mead Johnson’s Participation in BMS Plans.

(a) Participation in BMS Plans. Mead Johnson shall become a Participating Company in the BMS Plans set forth in Subsection 2.3(a) of the Schedules, in effect as of the Separation Date, to the extent that Mead Johnson has not yet established a comparable Plan as of such date. Effective as of any date on or after the Separation Date (or such other date as BMS or Mead Johnson may mutually agree upon in writing), any other member of the Mead Johnson Group may, at its request and with the written consent of BMS and Mead Johnson, become a Participating Company in any or all of the BMS Plans, to the extent that Mead Johnson has not yet established a comparable Plan.

(b) BMS’s General Obligations as Plan Sponsor. To the extent that Mead Johnson is a Participating Company in any BMS Plan(s), BMS shall continue to administer, or cause to be administered, in accordance with their terms and applicable law, such BMS Plan(s), and shall have the sole and absolute discretion and authority to interpret the BMS Plan(s), as set forth therein, and discretion and authority to engage other entities to provide services to the BMS Plan(s) and to delegate its administrative responsibilities over BMS Plan(s) to other entities. BMS shall not, without first providing at least thirty (30) calendar days’ written notice to Mead Johnson, amend any Material Feature of any BMS Plan in which Mead Johnson is a Participating Company, except to the extent such amendment would not affect any benefits of Mead Johnson Transferred Employees under such Plan or as may be necessary or appropriate to comply with applicable law. Nothing in this Subsection 2.3(b) shall prevent BMS from amending any Material Feature of any BMS Plan in which Mead Johnson is a Participating Company, provided that the notice required under this Subsection 2.3(b) is timely given.

(c) Mead Johnson’s General Obligations as a Participating Company. Mead Johnson shall perform, with respect to its participation in the BMS Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) cooperating fully with BMS Plan auditors, benefit personnel and benefit vendors; (ii) preserving the confidentiality of all financial arrangements BMS has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom BMS has entered into an agreement relating to the BMS Plans; (iii) preserving the confidentiality of participant information (including, without limitation, health information in relation to FMLA leaves) to the extent not specified otherwise in this Agreement; and (iv) to the extent requested by the claims administrator of the applicable BMS Plans, assisting in the administration of claims. Mead Johnson agrees to timely reimburse BMS for all direct costs and expense incurred by BMS relating to the participation of the Mead Johnson Transferred Employees in the BMS Plans.

(d) Termination of Participating Company Status. Except as otherwise may be mutually agreed upon by BMS and Mead Johnson, effective as of the Separation Date or such other date as of which Mead Johnson establishes a comparable Plan (as specified in Section 2.2 or otherwise in this Agreement), Mead Johnson shall automatically cease to be a Participating Company in the corresponding BMS Plan.

2.4 BMS’s Participation in Mead Johnson Plans.

(a) Participation in Mead Johnson Plans. BMS shall become a Participating Company in the Mead Johnson Plans set forth in Subsection 2.4(a) of the Schedules, in effect as of the Separation Date, to the extent that BMS has not established a comparable Plan as of such date. Effective as of any date on or after the Separation Date (or such other date as BMS or Mead Johnson may mutually agree upon in writing), any other member of the BMS Group may, at its request and with the written consent of BMS and Mead Johnson, become a Participating Company in any or all of the Mead Johnson Plans, to the extent that BMS has not established a comparable Plan.

(b) Mead Johnson’s General Obligations as Plan Sponsor. To the extent that BMS is a Participating Company in any Mead Johnson Plan(s), Mead Johnson shall continue to administer, or cause to be administered, in accordance with their terms and applicable law, such Mead Johnson Plan(s), and shall have the sole and absolute discretion and authority to interpret the Mead Johnson Plan(s), as set forth therein, and discretion and authority to engage other entities to provide services to the Mead Johnson Plan(s) and to delegate its administrative responsibilities over Mead Johnson Plan(s) to other entities. Mead Johnson shall not, without first providing at least thirty (30) calendar days’ written notice to BMS, amend any Material Feature of any Mead Johnson Plan in which BMS is a Participating Company, except to the extent such amendment would not affect any benefits of BMS Employees under such Plan or as may be necessary or appropriate to comply with applicable law. Nothing in this Subsection 2.4(b) shall prevent Mead Johnson from amending any Material Feature of any Mead Johnson Plan in which BMS is a Participating Company, provided that the notice required under this Subsection 2.4(b) is timely given.

(c) BMS’s General Obligations as Participating Company. BMS shall perform, with respect to its participation in the Mead Johnson Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) cooperating fully with Mead Johnson Plan auditors, benefit personnel and benefit vendors; (ii) preserving the confidentiality of all financial arrangements Mead Johnson has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom Mead Johnson has entered into an agreement relating to the Mead Johnson Plans; (iii) preserving the confidentiality of participant information (including, without limitation, health information in relation to FMLA leaves) to the extent not specified otherwise in this Agreement; and (iv) to the extent requested by the claims administrators of the applicable BMS Plan, assisting in the administration of claims. BMS agrees to timely reimburse Mead Johnson for all direct costs and expense incurred by Mead Johnson relating to the participation of the BMS Employees in the Mead Johnson Plans.

(d) Termination of Participating Company Status. Except as otherwise may be mutually agreed upon by BMS and Mead Johnson, effective as of the Separation Date or such other date as of which BMS establishes a comparable Plan, BMS shall automatically cease to be a Participating Company in the corresponding Mead Johnson Plan.

(e) Participation in Mead Johnson Plans in the Philippines and Malaysia. On and after the Separation Date, the BMS Employees in Malaysia set forth on Subsection 2.4(e) of the Schedules (“BMS Malaysia Employees”) shall continue to participate in the Mead Johnson Plans in Malaysia on the same terms and conditions that similarly situated Mead Johnson Employees in Malaysia are participating in such Plans, provided that such period of participation shall end no later than December 31, 2009. On and after the Separation Date, the BMS Employees in the Philippines set forth on Subsection 2.4(e) of the Schedules (“BMS Philippines Employees”) shall continue to participate in the Mead Johnson Plans in the Philippines on the same terms and conditions that similarly situated Mead Johnson Employees in the Philippines are participating in such Plans, provided that such period of participation shall end no later than December 31, 2009. BMS shall provide Mead Johnson at least thirty (30) calendar days written notice of its desire that Mead Johnson terminate the participation of BMS Malaysia Employees and BMS Philippines Employees, provided that such notice or notices shall be provided no later than December 1, 2009. In the event, BMS does not provide timely notice to Mead Johnson, BMS shall indemnify Mead Johnson for all Liabilities related thereto. Mead Johnson agrees to terminate the participation of BMS Malaysia Employees and the BMS Philippines Employees as of the date provided in such notice. BMS agrees to (A) timely reimburse Mead Johnson for all direct costs and expenses incurred by Mead Johnson as it relates to (i) the participation of the BMS Malaysia Employees and the BMS Philippines Employees in the respective Mead Johnson Plans and (ii) the severance and indemnity costs and expenses to terminate the BMS Malaysia Employees and the BMS Philippines Employees; and (B) indemnify Mead Johnson of all Liabilities relating to the BMS Malaysia Employees and the BMS Philippines Employees.

2.5 Terms of Participation by Mead Johnson Transferred Employees in Mead Johnson Plans.

(a) Non-Duplication of Benefits. As of the Separation Date or such later date that applies to the particular Mead Johnson Plan established thereafter, the Mead Johnson Plans shall be, with respect to Mead Johnson Transferred Employees, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding BMS Plans. BMS and Mead Johnson shall agree on methods and procedures, including amending the respective Plan documents, to prevent BMS Employees and Mead Johnson Transferred Employees from receiving duplicate benefits from the BMS Plans and the Mead Johnson Plans.

(b) Service Credit. Except as specified in Subsection 2.2(a) of the Schedules or otherwise in this Agreement, Mead Johnson shall credit service accrued by Mead Johnson Transferred Employees with, or otherwise recognized for purposes of benefit plans, programs, policies or arrangements by BMS as of the Separation Date (or such later date to the extent any Mead Johnson Transferred Employee continues to participate in a BMS benefit plans, programs, policies or arrangements) for all purposes (other than for benefit accrual purposes under any defined benefit pension plan of Mead Johnson unless required by applicable law, employment contract, collective bargaining agreement, trade union agreement or works council agreement or as otherwise provided in this Agreement or the Schedules thereto) under the benefit plans, programs, polices and arrangements (including any pension, 401(k), savings, profit-sharing, medical, dental, life insurance, vacation, bonus, seniority payment, post-retirement health and life insurance, equity, severance, indemnification or separation pay plans and benefits) of Mead Johnson. The service crediting provisions shall be subject to any respectively applicable “service bridging,” “break in service,” “employment date,” or “eligibility date” rules under the Mead Johnson Plans and the BMS Plans.

(c) Assumption of Liabilities. The provisions of this Agreement for the transfer of assets relating to BMS Plans to Mead Johnson and/or the appropriate Mead Johnson Plans are based upon the understanding of the parties that Mead Johnson and/or the appropriate Mead Johnson Plan will assume all Liabilities of the corresponding BMS Plan to or relating to Mead Johnson Transferred Employees, as provided for herein. If any such Liabilities are not effectively assumed by Mead Johnson and/or the appropriate Mead Johnson Plan, then the amount of transferred assets shall be recomputed accordingly, taking into account the retention of such Liabilities by such BMS Plan, and assets shall be transferred from Mead Johnson and/or the appropriate Mead Johnson Plan to BMS and/or the appropriate BMS Plan so as to place Mead Johnson and/or the appropriate Mead Johnson Plan in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.

2.6 Responsibility of BMS and Mead Johnson.

(a) BMS Responsibility. BMS shall be solely responsible to Mead Johnson for ensuring that each member of the BMS Group complies with the applicable terms of this Agreement.

(b) Mead Johnson Responsibility. Mead Johnson shall be solely responsible to BMS for ensuring that each member of the Mead Johnson Group complies with the applicable terms of this Agreement.

ARTICLE III

EMPLOYMENT TRANSFER MATTERS FOR MEAD JOHNSON EMPLOYEES

3.1 Continuation of Employment.

(a) In General. Where applicable law or rules provide for the transfer of employment of any Mead Johnson Employee in connection with the Separation, Mead Johnson and BMS shall take or cause to be taken such actions as are required under applicable law to accomplish such transfer of employment of such Mead Johnson Employee to the appropriate member of the Mead Johnson Group. Where applicable law or rules do not provide for the transfer of employment of any Mead Johnson Employee in connection with the Separation, Mead Johnson shall, or shall cause one of its Affiliates to, offer all such Mead Johnson Employees at-will employment (to the extent permitted by applicable law) in accordance with the provisions of this Agreement, commencing on the Separation Date.

(b) Offers of Employment. To the extent not provided for by operation of law, Mead Johnson shall, and shall cause its Affiliates to, offer at-will employment (to the extent permitted by applicable law) to the Mead Johnson Employees (including Inactive Mead Johnson Employees who within six months after the Separation Date (or such other period as may be required by applicable law) become ineligible for continued benefits under the applicable BMS Short-Term Disability Plan and become eligible to return to active status with Mead Johnson), in accordance with the provisions of this Agreement, at least fifteen (15) calendar days prior to the Separation Date (or such longer period required by applicable law, applicable collective bargaining agreement, trade union agreement or works council agreement), commencing on the Separation Date; provided that in the case of Inactive Mead Johnson Employees, such offer shall be effective immediately upon any such Employee’s ability to return to active work. Except as otherwise provided in this Agreement, each offer of employment by Mead Johnson or its Affiliate to each Mead Johnson Employee shall in each case provide a base salary (or wages) no less favorable than the base salary (or wages) provided to such Mead Johnson Employee immediately prior to the Separation Date. Prior to the Separation Date, Mead Johnson shall set forth on Subsection 3.1(b) of the Schedules the employee benefits that shall be provided to Mead Johnson Transferred Employees on the Separation Date on a country-by-country basis.

(c) No Termination of Employment. No provision of this Agreement, the Separation Agreement, or any Ancillary Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Mead Johnson Employee, Mead Johnson Transferred Employee or other future, present or former employee of BMS or Mead Johnson under any BMS Plan or Mead Johnson Plan or applicable law or otherwise. Without limiting the generality of the foregoing: (i) neither the Separation, nor the termination of the Participating Company status of Mead Johnson or any member of the Mead Johnson Group is intended to cause any employee to incur a termination of employment; and (ii) no transfer of employment between BMS and Mead Johnson before the Separation Date is intended to be a termination of employment for any purpose hereunder. The members of the Mead Johnson Group shall use commercially reasonable efforts to make the offers of employment described in Subsection 3.1(b) on terms and conditions sufficient to avoid statutory severance or similar obligations under applicable law, except to the extent such severance or similar obligations arise without regard to such terms.

(d) Assumption of Liability; Indemnity. Notwithstanding any other provision of this Agreement to the contrary, if applicable law requires a member of the BMS Group to make any payment or provide any benefit to any Mead Johnson Employee in the event no member of the Mead Johnson Group offers to provide such Mead Johnson Employee with a specified level of compensation or benefits, then Mead Johnson and its Affiliates shall offer to provide such level of compensation or benefits to the extent necessary to prevent any member of the BMS Group from being so obligated to such Mead Johnson Employee. Mead Johnson shall assume and be solely responsible for all Liabilities with respect to claims made by any Mead Johnson Employee for severance, indemnity or other termination pay or other benefits (i) relating to or resulting from Mead Johnson’s failure to offer employment to any Mead Johnson Employee (or failure to continue the employment of any Mead Johnson Employee of a Transferred Entity) or failure to offer or continue employment on terms and conditions which would preclude any claims of constructive dismissal or similar claims under any applicable law or other failure to comply with the terms of this Agreement, (ii) where such severance, indemnity or termination pay or other benefits are required to be paid under applicable law upon the Separation without regard to such terms and conditions or such continuation of employment or (iii) where such severance, indemnity or termination pay or notice or benefits are required to be paid to a Mead Johnson Employee due to a Mead Johnson Employee’s refusal to accept the offer of employment from the new Mead Johnson entity. From and after the Separation Date, Mead Johnson shall indemnify and hold harmless BMS and its Affiliates against all losses which BMS may suffer or incur as a result of any claim, action or any proceeding made by any Mead Johnson Employee against BMS or its Affiliates from and after the Separation Date or arising from any breach of Mead Johnson’s obligations under this Subsection 3.1(d). Mead Johnson shall promptly reimburse BMS for any separation payments described in this Subsection 3.1(d) that BMS makes.

3.2 Acquired Rights Directive. BMS and Mead Johnson acknowledge and agree that under the provisions implementing the Acquired Rights Directive, each contract of employment between BMS or any other member of the BMS Group and a Foreign Mead Johnson Transferred Employee and, subject to applicable law, any labor or collective bargaining agreement or works council agreement shall have effect for the Foreign Mead Johnson Transferred Employees employed primarily in Europe as if originally made between Mead Johnson or another member of the Mead Johnson Group and the Foreign Transferred Employee or between Mead Johnson or another member of the Mead Johnson Group and the other parties to the labor or collective bargaining agreements or works council agreements, as the case may be.

3.3 Collective Bargaining and Works Council Agreements. Except as set forth on Section 3.3 of the Schedules, effective as of the Separation Date, Mead Johnson shall assume any labor or collective bargaining agreements or trade union agreements in effect with respect to any Foreign Mead Johnson Transferred Employee. Where required to do so under applicable law, Mead Johnson shall also assume any works council agreements in effect with respect to any Foreign Mead Johnson Transferred Employee.

3.4 Terms of Mead Johnson Employment. The annual cash base salary of Mead Johnson Employees and Mead Johnson Transferred Employees as of the Separation Date shall remain the same as or greater than the annual cash base salary that was in place immediately prior to the Separation Date when the Mead Johnson Employee or Mead Johnson Transferred Employee was employed by a member of the BMS Group, as applicable, and Mead Johnson shall assume all Liabilities arising in accordance with all employment agreements, supplemental benefit agreements and other agreements entered into between a Mead Johnson Transferred Employee and a member of the BMS Group and shall indemnify and hold harmless BMS and each member of the BMS Group against any such Liabilities. Notwithstanding the foregoing, each Mead Johnson Employee and Mead Johnson Transferred Employee shall be required at the request of Mead Johnson to execute a new agreement regarding confidential information and proprietary developments in a form approved by Mead Johnson. In addition, nothing in the Separation Agreement, this Agreement or any Ancillary Agreement should be construed to change the at-will status of any of the employees of the BMS Group or the Mead Johnson Group.

3.5 Employees with Work Visas or Permits; License to Do Business. Notwithstanding anything to the contrary in Section 3.1: (i) Mead Johnson Employees who, on the Separation Date, are employed pursuant to a work or training visa or permit which authorizes employment only by the a member of the BMS Group shall remain employed by such member of the BMS Group until the visa or permit is amended or a new visa or permit is granted to authorize employment by a member of the Mead Johnson Group; and (ii) in the event that any Affiliate of Mead Johnson is not licensed to do business in its primary place of business, the Mead Johnson Employees at such place of business shall remain employed by a member of the BMS Group until such license is granted. At the time such amended or new visa or license to do business is issued, such Mead Johnson Employees shall become employees of a member of the Mead Johnson Group with substantially similar rights as all other Mead Johnson Employees. During the period from the Separation Date until the amended or new visa or permit or license to do business is issued, such employee shall continue to participate in BMS Plans and Mead Johnson shall, as and when invoiced by BMS, promptly reimburse BMS for its direct and indirect costs and expenses relating to compensation, employment and benefits.

ARTICLE IV

EMPLOYMENT TRANSFER MATTERS FOR FOREIGN BMS EMPLOYEES IN HONG KONG AND THAILAND

4.1 Continuation of Employment.

(a) BMS’ Offers of Employment in Hong Kong and Thailand. BMS shall, and shall cause its Affiliates to, offer employment to the Foreign BMS Employees in Hong Kong and Thailand at least fifteen (15) calendar days prior to the Separation Date (or such longer period required by applicable law, applicable collective bargaining agreement, trade union agreement or works council agreement), commencing on the Separation Date. Except as otherwise provided in this Agreement, each offer of employment by BMS or its Affiliate to each Foreign BMS Employee shall in each case provide a base salary (or wages) no less favorable than the base salary (or wages) provided to such Foreign BMS Employee immediately prior to the Separation Date.

(b) No Termination of Employment. No provision of this Agreement, the Separation Agreement, or any Ancillary Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Foreign BMS Employee or Foreign BMS Transferred Employee under any BMS Plan or Mead Johnson Plan or applicable law or otherwise. Without limiting the generality of the foregoing: (i) the Separation is not intended to cause any employee to incur a termination of employment; and (ii) no transfer of employment between Mead Johnson and BMS before the Separation Date is intended to be a termination of employment for any purpose hereunder. The members of the BMS Group shall use commercially reasonable efforts to make the offers of employment described in Subsection 4.1(a) on terms and conditions sufficient to avoid statutory severance or similar obligations under applicable law, except to the extent such severance or similar obligations arise without regard to such terms.

(c) Assumption of Liability; Indemnity. Notwithstanding any other provision of this Agreement to the contrary, if applicable law requires a member of the BMS Group to make any payment or provide any benefit to any Foreign BMS Employee in the event no member of the BMS Group offers to provide such Foreign BMS Employee with a specified level of compensation or benefits, then BMS and its Affiliates shall offer to provide such level of compensation or benefits to the extent necessary to prevent any member of the Mead Johnson Group from being so obligated to such Foreign BMS Employee. BMS shall assume and be solely responsible for all Liabilities with respect to claims made by any Foreign BMS Employee for severance, indemnity or other termination pay or other benefits (i) relating to or resulting from BMS’s failure to offer employment to any Foreign BMS Employee (or failure to continue the employment of any Foreign BMS Employee) or failure to offer or continue employment on terms and conditions which would preclude any claims of constructive dismissal or similar claims under any applicable law or other failure to comply with the terms of this Agreement, (ii) where such severance, indemnity or termination pay or other benefits are required to be paid under applicable law upon the Separation without regard to such terms and conditions or such continuation of employment or (iii) where such severance, indemnity or termination pay or notice or benefits are required to be paid to a Foreign BMS Employee due to a Foreign BMS Employee’s refusal to accept the offer of employment from the new Mead Johnson entity. From and after the Separation Date, BMS shall indemnify and hold harmless Mead Johnson and its Affiliates against all losses which BMS may suffer or incur as a result of any claim, action or any proceeding made by any Foreign BMS Employee against BMS or its Affiliates from and after the Separation Date or arising from any breach of BMS’s obligations under this Section 4.1. BMS shall promptly reimburse Mead Johnson for any separation payments described in this Subsection 4.1(c) that Mead Johnson makes.

4.2 Employees with Work Visas or Permits; License to Do Business. Notwithstanding anything to the contrary in Section 4.1(a): (i) Foreign BMS Employees who, on the Separation Date, are employed pursuant to a work or training visa or permit which authorizes employment only by a member of the Mead Johnson Group shall remain employed by such member of the Mead Johnson Group until the visa or permit is amended or a new visa or permit is granted to authorize employment by a member of the BMS Group; and (ii) in the event that any Affiliate of BMS is not licensed to do business in its primary place of business, the Foreign BMS Employees at such place of business shall remain employed by a member of the Mead Johnson Group until such license is granted. At the time such amended or new visa or license to do business is issued, such Foreign BMS Employees shall become employees of a member of the BMS Group with substantially similar rights as all other Foreign BMS Employees. During the period from the Separation Date until the amended or new visa or license to do business is issued, such employee shall continue to participate in Mead Johnson Plans and BMS shall, as and when invoiced by Mead Johnson, promptly reimburse Mead Johnson for its direct and indirect costs and expenses relating to compensation, employment and benefits.

ARTICLE V

DEFINED BENEFIT PLANS

5.1 U.S. and Puerto Rico Retirement Income Plans.

(a) Transfers of Benefit Obligations and Assets from the BMS RIP. Effective as of the Separation Date, Mead Johnson shall establish, or cause to be established, the Mead Johnson RIP and a separate master trust which is intended to be qualified under U.S. Code Section 401(a) and exempt from taxation under U.S. Code Section 501(a)(1) (the “Mead Johnson Master RIP Trust”), to hold the assets of the Mead Johnson RIP and to accept as an investor, the Mead Johnson PR RIP Trust (as defined below). In accordance with the Plan Transfer Agreement, following the Separation Date, certain benefit obligations allocable to U.S. Mead Johnson Transferred Employees participating in the BMS RIP shall be assigned to and assumed by the Mead Johnson RIP, the assets of the BMS RIP shall be allocated between the BMS RIP and the Mead Johnson RIP, and the Trustee of the BMS Master RIP Trust shall transfer to the Trustee of the Mead Johnson Master RIP Trust the assets allocated to the Mead Johnson RIP. Notwithstanding any provision to the contrary, the parties shall make their best efforts to conclude such assignments and assumptions of benefit obligations and transfers of assets prior to January 1, 2010.

(b) Transfers of Benefit Obligations and Assets from the BMSPR RIP. Effective as of the Separation Date, Mead Johnson shall establish, or cause to be established, the Mead Johnson PR RIP and a separate trust which is intended to be qualified and exempt from taxation under PR Code Section 1165(a), and pursuant to ERISA Section 1022(i)(1), under U.S. Code Section 501(a) (the “Mead Johnson PR RIP Trust”), to hold the assets of the Mead Johnson PR RIP. In accordance with the Plan Transfer Agreement, following the Separation Date, certain benefit obligations allocable to U.S. Mead Johnson Transferred Employees participating in the BMSPR RIP shall be assigned to and assumed by the Mead Johnson PR RIP, the assets of the BMSPR RIP shall be allocated between the BMSPR RIP and the Mead Johnson PR RIP, and the Trustee of the BMS Master RIP Trust shall transfer to the Trustee of the Mead Johnson PR RIP Trust the assets allocated to the Mead Johnson PR RIP. Notwithstanding any provision to the contrary, the parties shall make their best efforts to conclude such assignments and assumptions of benefit obligations and transfers of assets prior to January 1, 2010.

(c) No Separation from Service. Neither the Separation nor the IPO shall constitute a separation from service or a termination of employment under the BMS RIP, the BMSPR RIP, the Mead Johnson RIP or the Mead Johnson PR RIP, each of which shall provide that no distribution of retirement benefits shall be made to any U.S. Mead Johnson Transferred Employee on account of the Separation and IPO.

5.2 Mexico Pension Plan. Effective as of the Separation Date, Mead Johnson shall establish the Mead Johnson Mexico pension plan. The Liabilities under the Pension Plan for the Personnel of Bristol-Myers Squibb de Mexico, S de R.L. de C.V. as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees participating in such Plan shall be transferred to and assumed by the Mead Johnson Mexico pension plan by operation of law. The amount of Liabilities subject to such transfer and assumption shall be calculated as provided in Section 5.2 of the Schedules, subject to applicable law, by the trustees of the Plan in consultation with the Plan’s actuarial firm. The terms and conditions of the transfer and assumption shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer and assumption as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable. BMS shall have no obligation to make any payment or asset transfer to Mead Johnson in connection with Mead Johnson’s assumption of Liabilities hereunder.

5.3 Hong Kong Retirement Plan and Provident Fund. Effective as of the Separation Date, Mead Johnson shall establish the Mead Johnson Hong Kong mandatory provident fund scheme. The assets and Liabilities under the BMS Hong Kong Retirement Plan as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees shall be transferred to and assumed by the Mead Johnson Hong Kong mandatory provident fund scheme. The amount of the accrued benefits subject to distribution shall be calculated as provided in Section 5.3 of the Schedules, subject to applicable law, by the trustees of the Plan in consultation with the Plan’s actuarial firm. In addition, the assets under the current BMS Hong Kong Mandatory Provident Fund Scheme as of the Separation Date in the accounts of Foreign Mead Johnson Transferred Employees participating in such scheme shall be transferred to the Mead Johnson Hong Kong mandatory provident fund scheme as provided in Section 5.3 of the Schedules, subject to applicable law and the consent of such Foreign Mead Johnson Transferred Employees. In addition, the assets and Liabilities under the BMS Hong Kong Retirement Plan as of the Separation Date attributable to Foreign BMS Employees and the assets under the BMS Hong Kong Mandatory Provident Fund Scheme as of the Separation Date attributable to Foreign BMS Employees shall be transferred to and assumed by an Affiliate of BMS, which shall be established in Hong Kong as of the Separation Date. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish these distributions and transfers as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable.

5.4 Taiwan Pension Plan. Effective as of the Separation Date, Mead Johnson shall establish the Mead Johnson Taiwan pension plan. The Liabilities under the BMS Taiwan Pension Plan as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees participating in such Plan shall be transferred to and assumed by the Mead Johnson Taiwan pension plan. The assets under the BMS Taiwan Pension Plan as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees participating in such Plan shall be transferred to the Mead Johnson Taiwan pension plan if and when such transfer is approved by the applicable Taiwan governmental authorities (the “Taiwan Pension Authorities”). Pending the decision of the Taiwan Pension Authorities, such assets shall remain in the custody of the BMS Taiwan Pension Plan. The amount of assets and Liabilities subject to the transfer and assumption shall be calculated as provided in Section 5.4 of the Schedules, subject to applicable law, by the trustees of the Plan in consultation with the Plan’s actuarial firm (the “Taiwan Pension Liability”). The terms and conditions of the transfer and assumption of assets shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer and assumption as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable. In the event the Taiwan Pension Authorities do not approve the transfer of the assets contemplated by this Section 5.4, then BMS shall have no obligation to make any payment or asset transfer to Mead Johnson in connection with its assumption of Liabilities under the BMS Taiwan Pension Plan.

5.5 Netherlands Retirement Plans. Mead Johnson shall establish the Mead Johnson Netherlands retirement plan for the benefit of Foreign Mead Johnson Transferred Employees employed by Mead Johnson B.V. (MJ Nijmegan) and Foreign Mead Johnson Transferred Employees employed by Bristol-Myers Squibb B.V. (MJ Woerden) immediately prior to the Separation Date. The assets and Liabilities under the BMS Netherlands Pension Schemes 1A and 1B as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees employed by Bristol-Myers Squibb B.V. (MJ Woerden) immediately prior to the Separation Date shall be transferred to and assumed by the Mead Johnson Netherlands retirement plan. The assets and Liabilities under the BMS Netherlands Pension Schemes 1A and 1B as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees employed by Mead Johnson B.V. (MJ Nijmegan) immediately prior to the Separation Date shall be also transferred to and assumed by the Mead Johnson Netherlands retirement plan. The amount of assets and Liabilities subject to the transfers and assumptions shall be calculated as provided in Section 5.5 of the Schedules, subject to applicable law, by the trustees of the Plan in consultation with the Plan’s actuarial firm. The terms and conditions of the transfers and assumptions shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish these transfers and assumption as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable. Except for the retirement benefits with respect to Foreign Mead Johnson Transferred Employees employed by Mead Johnson B.V. (MJ Nijmegan) and Foreign Mead Johnson Transferred Employees employed by Bristol-Myers Squibb B.V. (MJ Woerden), BMS shall be solely responsible for all retirement benefits for any other individual under the BMS Netherlands Pension Schemes 1A and 1B. The actions described in this Section 5.5 are subject to approval by the applicable works council, as necessary, and shall be executed in accordance with applicable law.

5.6 Philippines Retirement Plan. Effective as of the Separation Date, Mead Johnson shall continue in effect the Mead Johnson Philippines, Inc. Multi-Employer Retirement Plan. The assets and Liabilities under the Mead Johnson Philippines, Inc. Multi-Employer Retirement Plan as of the Separation Date attributable to Foreign Mead Johnson Employees, Former Mead Johnson Employees and Former BMS Employees participating in such Plan shall remain in the Mead Johnson Philippines, Inc. Multi-Employer Retirement Plan, and the trust of such Plan shall pay out all benefits thereunder in accordance with the terms of the Mead Johnson Philippines, Inc. Multi-Employer Retirement Plan document and trust instrument.

5.7 Canada Retirement Plan. Effective as of the Separation Date, Mead Johnson shall assume the Mead Johnson Canadian pension plan, which shall be established prior to the Separation Date with an effective date of January 1, 2008. The assets and Liabilities under the Pension Plan for Employees of Bristol-Myers Squibb Canada as of January 1, 2008 attributable to Foreign Mead Johnson Transferred Employees participating in such Plan shall be transferred to and assumed by the Mead Johnson Canadian pension plan, subject to the approval of the applicable Canadian governmental authorities (the “Canadian Pension Authorities”). The amount of assets and Liabilities subject to the transfer and assumption shall be calculated as provided in Section 5.7 of the Schedules, subject to applicable law, by the Plan’s actuarial firm. The terms and conditions of the transfer and assumption shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer and assumption as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable.

5.8 France Retirement Indemnities Plan. Effective as of the Separation Date, Mead Johnson shall establish the Mead Johnson France retirement indemnities plan, as required by local law. The assets and Liabilities under the Bristol-Myers Squibb France End of Career Indemnity Plan as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees participating in such Plan shall be transferred to and assumed by the Mead Johnson France retirement indemnities plan. The amount of assets and Liabilities subject to the transfer and assumption shall be calculated as provided in Section 5.8 of the Schedules, subject to applicable law, by the trustees of the Plan in consultation with the Plan’s actuarial firm. The terms and conditions of the transfer and assumption shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer and assumption as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable. The actions described in this Section 5.8 are subject to approval by the applicable works council, as necessary, and shall be executed in accordance with applicable law.

5.9 Key International Pension Plan. Effective as of the Separation Date, Mead Johnson shall establish the Mead Johnson Key International Pension Plan, an unfunded defined benefit plan. The Liabilities under the BMS Key International Pension Plan as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees participating in such Plan shall be transferred to and assumed by the Mead Johnson Key International Pension Plan. BMS shall assume all Liabilities under the BMS Key International Pension Plan for all Former Mead Johnson Employees (other than Mead Johnson Transferred Employees) and all Mead Johnson Employees who do not become Mead Johnson Transferred Employees. The amount of Liabilities subject to the transfer and assumption shall be calculated as provided in Section 5.9 of the Schedules, subject to applicable law, by the trustees of the Plan in consultation with the Plan’s actuarial firm. The terms and conditions of the transfer and assumption shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer and assumption as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable. BMS shall not be obligated to make any payment or asset transfer to Mead Johnson in connection with Mead Johnson’s assumption of Liabilities hereunder.

5.10 Other Foreign Pension Plans. To the extent permitted under applicable law, BMS and Mead Johnson agree to use commercially reasonable efforts to transfer the assets and/or Liabilities under the retirement plans listed on Section 5.10 of the Schedules as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees participating in such plan, and to cause such assets and/or Liabilities to be assumed by, such other plans as are indicated on Section 5.10 of the Schedules. The terms and conditions of the transfer and assumption shall be approved by BMS and Mead Johnson or their respective designees. BMS and

Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer and assumption as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable.

ARTICLE VI

DEFINED CONTRIBUTION PLANS

6.1 U.S. and Puerto Rico Savings and Investment Programs.

(a) Transfers of Benefit Obligations and Assets from the BMS SIP. Effective as of the Separation Date, Mead Johnson shall establish, or cause to be established, the Mead Johnson SIP and a separate master trust which is intended to be qualified under U.S. Code Section 401(a) and exempt from taxation under U.S. Code Section 501(a)(1) (the “Mead Johnson Master SIP Trust”), to hold the assets of the Mead Johnson SIP. In accordance with the terms of the Plan Transfer Agreement, following the Separation Date, certain benefit obligations of the BMS SIP shall be assigned to and assumed by the Mead Johnson SIP, and the Trustee of the BMS Master SIP Trust shall transfer certain assets allocable to U.S. Mead Johnson Transferred Employees participating in the BMS SIP to the Trustee of the Mead Johnson Master SIP Trust. Notwithstanding any provision to the contrary, the parties hereto shall make their best efforts to conclude such assignments and assumptions of benefit obligations and transfers of assets prior to January 1, 2010.

(b) Transfers of Benefit Obligations and Assets from the BMSPR SIP. Effective as of the Separation Date, Mead Johnson shall establish, or cause to be established, the Mead Johnson PR SIP and a separate trust which is intended to be qualified and exempt from taxation under PR Code Section 1165(a), and pursuant to ERISA Section 1022(i)(1), under U.S. Code Section 501(a) (the “Mead Johnson PR SIP Trust”), to hold the assets of the Mead Johnson PR SIP. In accordance with the terms of the Plan Transfer Agreement, following the Separation Date, certain benefit obligations of the BMSPR SIP shall be assigned to and assumed by the Mead Johnson PR SIP, and the Trustee of the BMS Master SIP Trust shall transfer certain assets allocable to U.S. Mead Johnson Transferred Employees participating in the BMSPR SIP to the Trustee of the Mead Johnson PR SIP Trust. Notwithstanding any provision to the contrary, the parties hereto shall make their best efforts to conclude such assignments and assumptions of benefit obligations and transfers of assets prior to January 1, 2010.

(c) No Separation from Service. Neither the Separation nor the IPO shall constitute a separation from service or a termination of employment under the BMS SIP, the BMSPR SIP, the Mead Johnson SIP or the Mead Johnson PR SIP, each of which shall provide that no distribution of retirement benefits shall be made to any U.S. Mead Johnson Transferred Employee on account of the Separation and IPO.

6.2 Thailand Savings Plan/Provident Fund. Effective as of the Separation Date, BMS shall establish the BMS Thailand savings plan/provident fund with the same fund manager as is used by the current Bristol-Myers Squibb Thai Ltd. Group of Companies Registered Provident Fund. The assets under the Bristol-Myers Squibb Thai Ltd. Group of Companies Registered Provident Fund as

of the Separation Date in the accounts of Foreign BMS Transferred Employees participating in such Plan shall be transferred to the BMS Thailand savings plan/provident fund as provided in Section 6.2 of the Schedules, subject to applicable law. The amount of the transfer and the terms and conditions of the transfer shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable.

6.3 Portugal Defined Contribution Plan. Effective as of the Separation Date, Mead Johnson shall establish the Mead Johnson Portugal defined contribution plan. The assets under the Bristol-Myers Squibb Portugal Secure Retirement Plan as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees participating in such Plan shall be transferred to the Mead Johnson Portugal defined contribution plan as provided in Section 6.3 of the Schedules, subject to applicable law, provided such transfer does not result in any material adverse tax consequences to the trust holding the assets of the Bristol-Myers Squib Portugal Secure Retirement Plan. The amount of the transfer and the terms and conditions of the transfer shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable. The actions described in this Section 6.3 are subject to approval by the applicable works council, as necessary, and shall be executed in accordance with applicable law.

6.4 France Defined Contribution Profit-Sharing Plan. Effective as of the Separation Date, Mead Johnson shall establish the Mead Johnson France defined contribution profit-sharing plan, an unfunded plan to hold the profit-sharing contributions to Foreign Mead Johnson Employees. The Liabilities under the Bristol-Myers Squibb France Group Savings Plan as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees participating in such Plan shall be transferred to the Mead Johnson France defined contribution profit-sharing plan as provided in Section 6.4 of the Schedules, subject to applicable law. The amount of the transfer and the terms and conditions of the transfer shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable. The actions described in this Section 6.4 are subject to approval by the applicable works council, as necessary, and shall be executed in accordance with applicable law.

6.5 Brazil Defined Contribution Plan. Effective as of the Separation Date, Mead Johnson shall establish the Mead Johnson Brazil defined contribution plan. As soon as practicable after the Separation Date, all Foreign Mead Johnson Transferred Employees participating in the BMS PREV (Brazil) Retirement Plan shall be given the opportunity to elect to transfer the balance of their accounts under the Plan to the Mead Johnson Brazil defined contribution plan, as provided in Section 6.5 of the Schedules, subject to applicable law. The amount of the transfer and the terms and conditions of the transfer shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable.

6.6 Spain Defined Contribution Plan. Effective as of the Separation Date, Mead Johnson shall establish the Mead Johnson Spain defined contribution plan. The assets under the BMS Spain Long-Term Savings Plan as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees participating in such Plan shall be transferred to the Mead Johnson Spain defined contribution plan as provided in Section 6.6 of the Schedules, subject to applicable law and consent of the Foreign Mead Johnson Transferred Employees, to the extent applicable. The amount of the transfer and the terms and conditions of the transfer shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable. The actions described in this Section 6.6 are subject to approval by the applicable works council, as necessary, and shall be executed in accordance with applicable law.

6.7 Other Foreign Savings Plans. BMS and Mead Johnson agree to transfer the assets of the savings plans listed on Section 6.7 of the Schedules as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees participating in such plans to such other plans and arrangements as are listed on Section 6.7 of the Schedules, subject to applicable law, approval of the applicable works council, to the extent required, and consent of the Foreign Mead Johnson Transferred Employees, to the extent applicable. The amount of the transfer and the terms and conditions of the transfer shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable.

ARTICLE VII

NON-QUALIFIED AND OTHER PLANS

7.1 Benefit Equalization Plans.

(a) Establishment of Mead Johnson Benefit Equalization Plans. Effective as of the Separation Date, Mead Johnson shall establish the Mead Johnson BEP-RIP and the Mead Johnson BEP-SIP. All deferral and distribution elections that were in effect with respect to Mead Johnson Employees under the BMS BEP-RIP and BMS BEP-SIP on the Separation Date shall be carried over and remain in effect under the Mead Johnson BEP-RIP and BEP-SIP after the Separation Date for the remainder of the period or periods for which such elections are by their terms applicable.

(b) Assumption of Liabilities by Mead Johnson Benefit Equalization Plans.

(i) Effective as of the Separation Date, the BMS BEP-RIP shall assign to, and the Mead Johnson BEP-RIP shall assume and be solely responsible for, all Liabilities for or relating to the benefits of the U.S. Mead Johnson Transferred Employees that were accrued under the BMS BEP-RIP as of the Separation Date pursuant to the Plan Transfer Agreement.

(ii) Effective as of the Separation Date, the BMS BEP-SIP shall assign to, and the Mead Johnson BEP-SIP shall assume and be solely responsible for, all Liabilities for or relating to the benefits of the U.S. Mead Johnson Transferred Employees that were accrued under the BMS BEP-SIP as of the Separation Date pursuant to the Plan Transfer Agreement.

(c) Canadian Plan. Effective as of the Separation Date, Mead Johnson shall establish the Mead Johnson Canada Supplemental Retirement Plan as set forth in Subsection 7.1(c) of the Schedules. The Liabilities under the Supplemental Retirement Plan for Employees of Bristol-Myers Squibb Canada as of the Separation Date attributable to Foreign Mead Johnson Transferred Employees participating in such Plan shall be transferred to and assumed by the Mead Johnson Canada Supplemental Retirement Plan. The Liabilities subject to the transfer and assumption shall be calculated as provided in Subsection 7.1(c) of the Schedules, subject to applicable law. The amount of the transfer and the terms and conditions of the transfer and assumption shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer and assumption as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable.

7.2 Deferred Compensation Plan. BMS shall determine the amount of Liabilities under the BMS Deferred Compensation Plan as of the Separation Date attributable to Mead Johnson Transferred Employees, and shall administer the deferral of bonuses and performance incentive payments attributable to performance prior to January 1, 2009. Except as provided in the preceding sentence, effective as of the Separation Date, Mead Johnson shall assume all responsibilities and obligations attributable to such Liabilities and timely reimburse BMS for all direct costs and expenses incurred by BMS relating to the participation of Mead Johnson Transferred Employees in the BMS Deferred Compensation Plan.

7.3 Termination Indemnity Plans. Effective as of the Separation Date, Mead Johnson shall establish unfunded Mead Johnson Termination Indemnity Plans for Foreign Mead Johnson Transferred Employees who are on the payrolls of any of the countries listed on Section 7.3 of the Schedules. The Liabilities under the BMS Termination Indemnity Plans as of the Separation Date attributable to such Foreign Mead Johnson Transferred Employees participating shall be transferred to and assumed by the applicable Mead Johnson Termination Indemnity Plan. BMS shall assume all Liabilities under the BMS Termination Indemnity Plans for all Former Mead Johnson Employees (other than Foreign Mead Johnson Transferred Employees) and all Foreign Mead Johnson Employees who do not become Foreign Mead Johnson Transferred Employees. The amount of Liabilities subject to the transfer and assumption shall be calculated as provided in Section 7.3 of the Schedules, subject to applicable law, by the trustees of the Plan in consultation with the

Plan’s actuarial firm. The terms and conditions of the transfer and assumption shall be approved by BMS and Mead Johnson or their respective designees. BMS and Mead Johnson agree to use commercially reasonable efforts to accomplish this transfer and assumption as soon as practicable following the Separation Date and to cooperate with each other to make such filings and disclosure and obtain such approvals as may be necessary or advisable.

ARTICLE VIII

HEALTH AND WELFARE PLANS

8.1 Life Insurance Liabilities.

(a) Assumption of Liabilities. Except as specified otherwise in this Agreement and subject to applicable law, the BMS Life Insurance Plans shall retain all Liabilities with respect to claims incurred (A) prior to the Separation Date by Mead Johnson Employees and their dependents (other than Mead Johnson Employees of a Transferred Entity) and (B) on or after the Separation Date and prior to the Return Date by Mead Johnson Inactive Employees and their dependents, as are covered under the terms of such Plans. Except as specified otherwise in this Agreement and subject to applicable law, the Mead Johnson Life Insurance Plans shall assume all Liabilities with respect to claims incurred (A) prior to, on and after the Separation Date by Mead Johnson Employees of the Transferred Entities and their dependents, (B) on or after the Return Date by Mead Johnson Inactive Employees and their dependents, and (C) on or after the Separation Date by all other Mead Johnson Transferred Employees and their dependents. For these purposes, a claim shall be deemed to have occurred on the date of the death of the insured person.

(b) Retiree Programs. Notwithstanding any other provision of this Agreement to the contrary, Mead Johnson agrees to provide or cause to be provided (i) to each U.S. Mead Johnson Transferred Employee (and his or her eligible dependents) who is eligible to retire on or immediately prior to the Separation Date with retiree life insurance benefits and coverage under the BMS Life Insurance Plans or such other BMS Retiree Program providing life insurance benefits that is applicable to such U.S. Mead Johnson Transferred Employee immediately prior to the Separation Date, and (ii) to each U.S. Mead Johnson Transferred Employee (and his or her eligible dependents) who retires on or after the Separation Date and satisfies the eligibility requirements for retiree life insurance coverage set forth in the applicable Mead Johnson Retiree Program retiree life insurance benefits and coverage under the Mead Johnson Life Insurance Plans or such other Mead Johnson Retiree Program providing life insurance benefits that is applicable to such U.S. Mead Johnson Transferred Employee after the Separation Date.

8.2 Health and Welfare Plan Liabilities.

(a) Assumption of Liabilities. Except as specified otherwise in this Agreement and subject to applicable law, employment contract, collective bargaining agreement, trade union agreement or works council agreement, the BMS Health and Welfare Plans (including the BMS Flexible Spending Accounts) shall retain all Liabilities with respect to claims incurred (i) prior to the Separation

Date by Mead Johnson Employees and their dependents (other than Mead Johnson Employees of a Transferred Entity) and (ii) on or after the Separation Date and prior to the Return Date by Mead Johnson Inactive Employees and their dependents, as are covered under the terms of such Plans. Except as specified otherwise in this Agreement and subject to applicable law, the Mead Johnson Health and Welfare Plans (including the Mead Johnson Flexible Spending Accounts) shall assume all Liabilities with respect to claims incurred (i) prior to, on and after the Separation Date by Mead Johnson Employees of the Transferred Entities and their dependents, (ii) on or after the Return Date by Mead Johnson Inactive Employees and their dependents, and (iii) on or after the Separation Date by all other Mead Johnson Transferred Employees and their dependents. For these purposes, a claim shall be deemed to have occurred at the time professional services, equipment or prescription drugs covered by the applicable plan are obtained by the insured person or, in the event of a Flexible Spending Account, when the charge or expense giving rise to the claim is incurred.

(b) Retiree Programs. Notwithstanding any other provision of this Agreement to the contrary, Mead Johnson agrees to provide or cause to be provided to (i) each U.S. Mead Johnson Employee (and his eligible dependents) who is eligible to retire on or immediately prior to the Separation Date with retiree health insurance benefits and coverage under the BMS Health and Welfare Plans or such other BMS Retiree Program providing health insurance benefits that is applicable to such U.S. Mead Johnson Employee immediately prior to the Separation, (ii) each Foreign Mead Johnson Transferred Employee (and his or her eligible dependents) employed primarily within Belgium, Canada or France who is eligible to retire on or immediately prior to the Separation Date with retiree health insurance benefits and coverage under the BMS Health and Welfare Plans or such other BMS Retiree Program providing health insurance benefits that is applicable to such Foreign Mead Johnson Employee immediately prior to the Separation, and (iii) each Mead Johnson Transferred Employee employed primarily in the United States, Belgium, Canada or France (and his or her eligible dependents) who retires on or after the Separation Date and satisfies the eligibility requirements for retiree health insurance coverage set forth in the applicable Mead Johnson Retiree Program retiree health insurance benefits and coverage under the Mead Johnson Health and Welfare Plans or such other Mead Johnson Retiree Program providing health insurance benefits that is applicable to such Mead Johnson Transferred Employee after the Separation Date.

8.3 Claims for Health and Welfare Plans.

(a) Administration of BMS Claims. BMS shall administer claims incurred under the BMS Health and Welfare Plans by Mead Johnson Employees before the Separation Date. Any determination made or settlements entered into by BMS with respect to such claims shall be final and binding. BMS shall transfer to Mead Johnson, effective as of the Separation Date, responsibility for administering all claims incurred by Mead Johnson Transferred Employees before the Separation Date (including any claims that were administered by BMS as of, on, or after the Separation Date). Mead Johnson shall have sole and absolute discretionary authority to make any necessary determinations with respect to such claims, including entering into settlements with respect to such claims.

(b) Outsourcing of Claims. BMS shall have the right to engage a third party administrator, vendor, or insurance company to administer (“HC Outsource”) claims incurred under the BMS Health and Welfare Plans, including claims incurred by Mead

Johnson Employees and Mead Johnson Transferred Employees before the Separation Date. BMS may determine the manner and extent of such HC Outsourcing, including the selection of one or more third party administrators, vendors, or insurance companies and the ability to transfer the liability for such claims to one or more independent insurance companies. Mead Johnson shall use its commercially reasonable best efforts to procure HC Outsourcing arrangements with its third party administrators, vendors or insurance companies as necessary to permit Mead Johnson, as of the Separation Date or such other date as Mead Johnson and BMS may mutually agree upon, to HC Outsource claims under the Mead Johnson Health and Welfare Plans.

8.4 Post-Separation Transitional Arrangements.

(a) Coverage and Contribution Elections. As of the Separation Date or such other date as BMS and Mead Johnson may mutually agree, Mead Johnson shall cause the Mead Johnson Health and Welfare Plans (including the Mead Johnson Flexible Spending Accounts) to recognize and maintain all coverage and contribution elections made by Mead Johnson Employees and Mead Johnson Transferred Employees under the BMS Health and Welfare Plans (including the BMS Flexible Spending Accounts) and apply such elections under the Mead Johnson Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment between BMS to Mead Johnson at any time upon or before the Separation Date shall neither constitute nor be treated as a “status change” or termination of employment under the BMS Health and Welfare Plans or the Mead Johnson Health and Welfare Plans, and all waiting periods and pre-existing condition exclusions and actively-at-work requirements shall be waived with respect to the Mead Johnson Transferred Employees who were not subject to any such waiting periods, exclusions or requirements under a BMS Health and Welfare Plan in which such Employee participate immediately prior to the Separation Date.

(b) Coverage Limits. On and after the Separation Date, Mead Johnson shall use commercially reasonable efforts to cause the Mead Johnson Health Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by Mead Johnson Transferred Employees under the BMS Health Plans for the remainder of the calendar year in which the Separation Date occurs, and (B) all benefits paid to Mead Johnson Transferred Employees under the BMS Health Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Mead Johnson Health Plans.

8.5 Vendor Arrangements. Mead Johnson shall use its commercially reasonable best efforts to procure, effective as of the Separation Date or such other date as BMS and Mead Johnson mutually agree upon: (a) third party ASO Contracts, (b) Group Insurance Policies and (c) HMO agreements, as necessary to permit the timely establishment and maintenance of the Mead Johnson Health and Welfare Plans. In each case, Mead Johnson shall, as of the Separation Date or such other date as BMS and Mead Johnson mutually agree upon, establish, adopt and/or implement such contracts, agreements or arrangements.

8.6 Flexible Spending Account Spin-Off. As soon as practicable after the Separation Date, the members of the BMS Group shall cause to be transferred from the BMS Health and Welfare Plans to the Mead Johnson Health and Welfare Plans a cash amount equal to the excess, if any, of (i) the aggregate accumulated contributions to the BMS Flexible Spending Accounts by U.S. Mead Johnson Transferred Employees prior to the Separation Date during the calendar year during which the Separation occurs over (ii) the aggregate reimbursement payouts made to such U.S. Mead Johnson Transferred Employees prior to the Separation Date during such calendar year. The members of the Mead Johnson Group shall cause the Mead Johnson Flexible Spending Accounts to accept a spin-off of the flexible spending reimbursement accounts of each U.S. Mead Johnson Transferred Employee who had a BMS Flexible Spending Account immediately prior to the Separation Date.

8.7 COBRA. BMS shall be responsible for compliance with the health care continuation coverage requirements of COBRA and the BMS Health and Welfare Plans with respect to Mead Johnson Employees and qualified beneficiaries (as such term is defined under COBRA) who become eligible and elect to receive continuation health care coverage prior to the Separation Date. Mead Johnson shall be responsible for providing BMS with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries, and alternate recipients pursuant to QMCSO, in accordance with applicable BMS COBRA policies and procedures. Effective as of the Separation Date, Mead Johnson shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the Mead Johnson Health and Welfare Plans for Mead Johnson Transferred Employees and their qualified beneficiaries.

8.8 Disability Plans & Travel Accident Insurance.

(a) Disability Plans. Except as specified otherwise in this Agreement and subject to applicable law, employment contract, collective bargaining agreement, trade union agreement or works council agreement, (i) the BMS Short-Term Disability Plans and Long-Term Disability Plans shall retain all Liabilities with respect to claims incurred prior to the Separation Date for all employees of any member of the Mead Johnson Group other than Mead Johnson Employees of a Transferred Entity, (ii) the BMS Long-Term Disability Plans shall retain all Liabilities with respect to long-term disability claims incurred on and after the Separation Date for all employees of any member of the Mead Johnson Group other than Mead Johnson Employees of a Transferred Entity, (iii) the BMS Short-Term Disability Plans shall retain all Liabilities with respect to short-term disability claims incurred on and after the Separation Date for Inactive Mead Johnson Employees (except as set forth below), and (iv) the Mead Johnson Short-Term Disability Plans shall retain all Liabilities with respect to claims incurred on and after the Separation Date by Mead Johnson Transferred Employees on the Puerto Rico payroll. For these purposes, a claim shall be deemed to have occurred at the time of the injury, sickness or other event giving rise to the claim by the insured person for disability benefits. During the period from the Separation Date until the Return Date of any such Inactive Mead Johnson Employee, BMS shall continue to provide such employees with disability coverage under the applicable BMS Plan to the extent consistent with the terms of such Plan, and Mead Johnson shall, as and when invoiced by BMS, promptly reimburse BMS for the sum of (i) its direct and indirect costs of providing such benefit and (ii) 50% of the base salary of any such Inactive Mead Johnson Employee while such employee is receiving benefits under the BMS Short-Term Disability Plans.

In the event such Inactive Mead Johnson Employee becomes covered under a BMS Long-Term Disability Plan, Mead Johnson shall promptly reimburse BMS upon timely invoice by BMS of its direct costs to providing long-term disability benefits to such employee. In the event such Inactive Mead Johnson Employee becomes covered under a BMS Long-Term Disability Plan, thereafter is able to return to employment with BMS after receiving benefits under the applicable BMS Long-Term Disability Plan and BMS does not have a position of employment available for which such employee is qualified, then all severance and separation expenses relating to any such Inactive Mead Johnson Employee shall be promptly reimbursed by Mead Johnson upon timely invoice by BMS.

(b) Travel Accident Insurance. Except as specified otherwise in this Agreement and subject to applicable law, BMS business travel accident policies shall retain all Liabilities with respect to claims incurred (A) prior to the Separation Date by Mead Johnson Employees (other than Mead Johnson Employees of a Transferred Entity) and (B) on or after the Separation Date and prior to the Return Date by Mead Johnson Inactive Employees, as are covered under the terms of such policies. Mead Johnson shall use its commercially reasonable best efforts to procure business travel accident insurance effective as of the Separation Date or such other date as BMS and Mead Johnson mutually agree upon. Except as specified otherwise in this Agreement and subject to applicable law, employment contract, collective bargaining agreement, trade union agreement or works council agreement, the Mead Johnson business travel accident policies shall assume all Liabilities with respect to claims incurred (i) prior to, on and after the Separation Date by Mead Johnson Employees of the Transferred Entities, (ii) on or after the Return Date by Mead Johnson Inactive Employees and (iii) on or after the Separation Date by all other Mead Johnson Transferred Employees. For these purposes, a claim shall be deemed to have occurred at the time of the accident involving the insured person.

8.9 Leave of Absence Programs and FMLA.

(a) Allocation of Responsibilities After Separation Date. Effective as of the Separation Date, (i) Mead Johnson shall honor all terms and conditions of leaves of absence that have been granted by BMS to any Mead Johnson Employee under a BMS Leave of Absence Program or FMLA or other applicable law regarding leaves of absence before the Separation Date, including such leaves that are to commence after the Separation Date; (ii) Mead Johnson shall be solely responsible for administering leaves of absence and complying with FMLA and other applicable laws regarding leaves of absence with respect to Mead Johnson Employees and Mead Johnson Transferred Employees; and (iii) Mead Johnson shall recognize all periods of service of Mead Johnson Employees and Mead Johnson Transferred Employees with the members of the BMS Group, as applicable, to the extent such service is recognized by the members of the BMS Group for the purpose of eligibility for leave entitlement under the BMS Leave of Absence Programs and FMLA and other applicable laws; provided, however, that no duplication of benefits shall be required by the foregoing, except to the extent otherwise required by applicable law.

(b) Disclosure. As soon as administratively practicable after the Separation Date, BMS shall provide to Mead Johnson copies of all records pertaining to the BMS Leave of Absence Programs and FMLA and leaves of absence pursuant to other applicable laws with respect to all Mead Johnson Employees and Mead Johnson Transferred Employees to the extent such records have not been previously provided.

8.10 Retiree Programs. As soon as administratively practicable after the Separation Date, BMS shall provide Mead Johnson, though hard copy, electronic format or such other mechanism as is appropriate under the circumstances, with a list detailing all Mead Johnson Transferred Employees who are, to the best knowledge of BMS, eligible to participate in the BMS Retiree Programs as of the Separation Date, and the type of coverage and level of coverage for which they are eligible, as applicable. Effective as of the Separation Date, Mead Johnson shall be solely responsible for the Mead Johnson Retiree Programs for Mead Johnson Transferred Employees.

8.11 BMS Workers’ Compensation Program.

(a) Assumption of Liabilities. Except as specified otherwise in this Agreement and subject to applicable law, BMS shall retain all Liabilities with respect to workers’ compensation claims incurred (i) prior to the Separation Date by Mead Johnson Employees (other than Mead Johnson Employees of a Transferred Entity) and (ii) on or after the Separation Date and prior to the Return Date by Mead Johnson Inactive Employees and their dependents, as are covered under the terms of such plans. Effective as of the Separation Date, Mead Johnson shall use its commercially reasonable best efforts to procure workers’ compensation insurance policies on behalf of the U.S. Mead Johnson Transferred Employees in all states and Puerto Rico. Except as specified otherwise in this Agreement and subject to applicable law, Mead Johnson shall assume all Liabilities with respect to workers’ compensation claims incurred (A) prior to, on and after the Separation Date by Mead Johnson Employees of the Transferred Entities, (B) on or after the Return Date by Mead Johnson Inactive Employees and (C) on or after the Separation Date by all other Mead Johnson Transferred Employees. For these purposes, a claim shall be deemed to have occurred at the time of the injury, sickness or other event giving rise to the claim by the covered person for benefits.

(b) Administration of Claims.

(i) Through the Separation Date or such other date as BMS and Mead Johnson may mutually agree in writing, BMS shall continue to be responsible for the administration of all workers’ compensation claims that are, or have been, incurred before the Separation Date by Mead Johnson Employees (“Mead Johnson WC Claims”) and have been historically administered by BMS or its third party administrator.

(ii) Effective as of the Separation Date or such other date as BMS and Mead Johnson may mutually agree, (A) Mead Johnson shall, to the extent legally permissible under the applicable state’s workers’ compensation laws, be responsible for the administration of all Mead Johnson WC Claims, and BMS shall be responsible for the administration of all Mead Johnson WC Claims not administered by Mead Johnson pursuant to this Subsection 8.11(b)(ii). Any determination made, or settlement entered into, by or on behalf of either party or its insurance company with respect to Mead Johnson WC Claims for which it is administratively responsible shall be final and binding upon the other party. Mead Johnson shall promptly reimburse BMS for any and all direct and indirect costs and expenses related thereto.

(iii) Each party shall fully cooperate with the other with respect to the administration and reporting of Mead Johnson WC Claims, the payment of Mead Johnson WC Claims determined to be payable, and the transfer of the administration of any Mead Johnson WC Claims to the other party as determined under Section 8.11(b)(ii) above. Either party shall have the right to transfer the administration of claims to a third-party administrator (“WC Outsource”) any Mead Johnson WC Claims for which it is administratively responsible. Mead Johnson shall use its commercially reasonably best efforts to procure WC Outsourcing arrangements with its third party administrators, vendors, or insurance companies as necessary to permit Mead Johnson, as of the Separation Date or such other date as Mead Johnson and BMS may mutually agree upon, to WC Outsource Mead Johnson WC Claims.

ARTICLE IX

EQUITY AND OTHER PERFORMANCE COMPENSATION

9.1 BMS Performance Incentive Plan.

Except as specified otherwise in this Agreement and subject to applicable law, BMS shall retain all Liabilities under the BMS Performance Incentive Plans and related BMS administrative guidelines and procedures with respect to the Mead Johnson Transferred Employees, to the extent such Liabilities relate to performance periods prior to January 1, 2008. Mead Johnson shall assume all Liabilities under the BMS Performance Incentive Plans and related BMS administrative guidelines and procedures with respect to the Mead Johnson Transferred Employees, to the extent such Liabilities relate to the annual performance periods commencing on January 1, 2008 and on each anniversary thereof. BMS shall calculate the amounts payable to such Mead Johnson Transferred Employees under the BMS Performance Incentive Plans for the 2008 performance period, and shall direct Mead Johnson to make such payments after the end of the applicable performance period pursuant to the terms and conditions of the BMS Performance Incentive Plans. Mead Johnson and BMS shall cooperate in the execution of this Subsection 9.1.

9.2 BMS Options and Stock Appreciation Rights.

(a) Options. At the Separation Date, each outstanding BMS Option held by Mead Johnson Transferred Employees, whether vested or unvested shall be continue to be exercisable for BMS common stock, subject to the same terms and conditions set forth in the BMS Stock Plans and as provided in the respective option agreements governing such BMS Option as of the Separation Date.

(b) Stock Appreciation Rights. At the Separation Date, each BMS Stock Appreciation Right held by Mead Johnson Transferred Employees, whether vested or unvested, shall continue to be redeemable for BMS common stock or the cash value thereof, subject to the same terms and conditions set forth in the BMS Stock Plans and in the respective stock appreciation rights agreement governing such BMS Stock Appreciation Right as of the Separation Date.

9.3 BMS Restricted Stock and Restricted Stock Units.

(a) Restricted Stock. At the Separation Date, BMS Restricted Stock held by Mead Johnson Transferred Employees shall continue to be subject to the same terms and conditions (including the same vesting schedule and circumstances) set forth in the BMS Stock Plans and in the respective restricted stock agreement governing such BMS Restricted Stock as of the Separation Date.

(b) Restricted Stock Units. At the Separation Date, each BMS Restricted Stock Unit held by Mead Johnson Transferred Employees shall continue to be a right to receive BMS common stock or the cash value thereof, subject to the same terms and conditions (including the same vesting schedule and circumstances) set forth in the BMS Stock Plans and in the respective restricted stock unit agreement governing such BMS Restricted Stock Unit as of the Separation Date.

9.4 Cash Bonus and Commission Plans.

Except as specified otherwise in this Agreement or set forth on Section 9.4 of the Schedules and subject to applicable law, BMS shall retain all Liabilities under the BMS Cash Bonus and Commission Plans (excluding any performance incentive bonus) and related administrative guidelines and procedures of BMS with respect to the Mead Johnson Transferred Employees, to the extent such Liabilities relate to performance prior to January 1, 2008. Except as specified otherwise in this Agreement and subject to applicable law, employment contract, collective bargaining agreement, trade union agreement or works council agreement, Mead Johnson shall retain all Liabilities under the BMS Cash Bonus and Commission Plans (excluding any performance incentive bonus) and related administrative guidelines and procedures of BMS with respect to the Mead Johnson Transferred Employees, to the extent such Liabilities relate to performance after December 31, 2007. BMS shall calculate the amounts payable to such Mead Johnson Transferred Employees under the BMS Cash Bonus and Commission Plans for the 2008 fiscal year, and shall direct Mead Johnson to make such payments after the end of the applicable fiscal year pursuant to the terms and conditions of the BMS Cash Bonus and Commission Plans. Mead Johnson and BMS shall cooperate in the execution of this Subsection 9.4.

9.5 Retention Bonus. BMS shall retain the economic obligations under the retention bonus arrangements of the members of the BMS Group that are payable before the Separation Date and are identified on Section 9.5 of the Schedules. Mead Johnson shall assume the economic obligations under the retention bonus arrangements of the members of the BMS Group and the Mead Johnson Group that are payable at any time on or after the Separation Date and are identified on Section 9.5 of the Schedules.

9.6 Separation Pay.

(a) U.S. Mead Johnson Employees. Except as specified otherwise in this Agreement, Mead Johnson shall assume and be solely responsible for all Liabilities with respect to cash severance benefits attributable to the termination of employment, prior to, on or after the Separation Date of (i) U.S. Transferred Mead Johnson Employees, (ii) U.S. Mead Johnson Employees who do not become

U.S. Transferred Mead Johnson Employees as of the Separation Date because no member of the Mead Johnson Group gives such U.S. Mead Johnson Employees offers of employment or such U.S. Mead Johnson Employees reject the offers of employment by the members of the Mead Johnson Group, and (iii) U.S. Mead Johnson Employees whose employment is terminated by the members of the BMS Group at the direction or request of a member of the Mead Johnson Group, in each case to the extent such individual is eligible for severance pursuant to the terms of the applicable BMS or Mead Johnson severance pay plan or policy as in effect as of the date of the employee’s termination of employment. Any severance payable to any U.S. Mead Johnson Employee who does not become a U.S. Mead Johnson Employee on the Separation Date shall be no less than the cash severance that would be payable to such U.S. Mead Johnson Employee or U.S. Mead Johnson Transferred Employee under the applicable BMS or Mead Johnson separation pay plan or policy if his employment were to be terminated immediately before the Separation Date. Mead Johnson shall promptly reimburse BMS for any separation payments described in this Subsection 9.6(a) that BMS voluntarily makes (to the extent such payment does not exceed the minimum amount to which the Mead Johnson Employee would be entitled under the terms of the applicable separation pay plan or policy as in effect as of the date of his termination of employment) or makes at the direction of Mead Johnson. Nothing herein shall be construed as giving any U.S. Transferred Employee any right to continued employment with any member of the Mead Johnson Group.

(b) Foreign Mead Johnson Employees. Except as specified otherwise in this Agreement and subject to applicable law, Mead Johnson shall assume and be solely responsible for all Liabilities with respect to severance and other separation benefits with respect to (i) Foreign Transferred Mead Johnson Employees, (ii) Foreign Mead Johnson Employees who do not become Foreign Transferred Mead Johnson Employees as of the Separation Date because no member of the Mead Johnson Group gives such Foreign Mead Johnson Employees offers of employment, such Foreign Mead Johnson Employees reject the offers of employment by the members of the Mead Johnson Group or such Foreign Mead Johnson Employees are unable to become Mead Johnson Employees because of applicable law, and (iii) Foreign Mead Johnson Employees whose employment is terminated by the members of the BMS Group at the direction or request of a member of the Mead Johnson Group, in each case to the extent such individual is eligible for severance pursuant to the terms of the applicable BMS or Mead Johnson pay plan or policy as in effect as of the date of the employee’s termination of employment. Mead Johnson shall promptly reimburse BMS for any separation payments described in this Subsection 9.6(b) that BMS voluntarily makes or makes at the direction of Mead Johnson. Nothing herein shall be construed as giving any Foreign Transferred Employee any right to continued employment with any member of the Mead Johnson Group following the Separation Date other than as required by applicable law, employment contract, collective bargaining agreement, trade union agreement or works council agreement, or as expressly provided in this Agreement.

ARTICLE X

FRINGE AND OTHER BENEFITS

10.1 Tuition Assistance Program. Effective as of the Separation Date or such other date as Mead Johnson and BMS may mutually agree in writing, Mead Johnson shall establish a Mead Johnson tuition assistance program for Mead Johnson Employees.

Mead Johnson shall cease to be a Participating Company in the BMS tuition assistance program coincident with Mead Johnson’s establishment of the Mead Johnson tuition assistance program. At such time, any and all outstanding approved reimbursements under the BMS tuition assistance program for Mead Johnson Transferred Employees shall be made by Mead Johnson. Furthermore, effective as of the Separation Date, Mead Johnson shall assume and be solely responsible for all Liabilities with respect to tuition assistance provided to Mead Johnson Transferred Employees by the members of the BMS Group immediately prior to the Separation Date, which benefits are listed on Section 10.1 of the Schedules. If any Mead Johnson Transferred Employee becomes obligated under the terms of the BMS or Mead Johnson tuition assistance program to repay the amount of tuition assistance received from BMS or Mead Johnson, then such repayment shall be made to Mead Johnson.

10.2 BMS-Owned Automobiles. As of the Separation Date or such other date as BMS and Mead Johnson may mutually agree, BMS shall transfer to Mead Johnson title to all BMS-owned automobiles that are primarily intended for the operation of the Mead Johnson Business or are intended for the primary use of Mead Johnson Employees, subject to applicable law, and Mead Johnson shall assume all Liabilities with respect to such automobiles. BMS and Mead Johnson shall use their commercially reasonable best efforts to determine the terms and conditions pursuant to which BMS may be entitled to use such automobiles after such date, and shall cooperate in the execution of all documentation necessary to effectuate such transfer of title.

10.3 Automobile Allowances. Effective as of the Separation Date and subject to applicable law, Mead Johnson shall establish an automobile allowance program for those Foreign Mead Johnson Transferred Employees who received an automobile allowance from a member of the BMS Group immediately prior to the Separation. Mead Johnson shall assume and be solely responsible for all Liabilities with respect to automobile allowances provided to Mead Johnson Transferred Employees by a member of the BMS Group immediately prior to the Separation, which benefits are listed on Section 10.3 of the Schedules.

10.4 Employee Assistance Program. Mead Johnson shall use its commercially reasonable best efforts to procure, effective as of the Separation Date or such other date as BMS and Mead Johnson may mutually agree, contracts and/or arrangements with Mead Johnson’s vendors providing for an employee assistance program. Mead Johnson shall cease to be a Participating Company in the BMS employee assistance program coincident with Mead Johnson’s establishment of the Mead Johnson employee assistance program. Mead Johnson shall reimburse BMS for any and all direct and indirect costs and expense related to its participation in the BMS employee assistance program on and after the Separation Date and BMS’s procurement of any and all contracts and/or arrangements on behalf of Mead Johnson.

10.5 Relocation Benefits.

(a) General. With respect to each Mead Johnson Transferred Employee who is in the process of undergoing a relocation or is on expatriate assignment as of the Separation Date and would be entitled to receive relocation benefits from BMS under the terms of the applicable BMS relocation benefit program, Mead Johnson shall provide relocation benefits that are substantially identical in all Material Features to the comparable BMS benefits as in effect on the Separation Date. Effective as of the Separation Date, Mead Johnson shall assume and be solely responsible for all Liabilities with respect to relocation benefits due to Mead Johnson Transferred Employees on and after the Separation Date (including, but not limited to, relocation benefits arising prior to the Separation Date), which benefits are listed on Subsection 10.5(a) of the Schedules. If any Mead Johnson Transferred Employee becomes obligated under the terms of a BMS or Mead Johnson relocation benefit arrangement to repay the amount of relocation benefits received from BMS or Mead Johnson, then such repayment shall be made to Mead Johnson.

(b) Employee in Chile. Effective as of the Separation Date, Mead Johnson shall assume and be solely responsible for all Liabilities with respect to relocation benefits due to a certain Mead Johnson Employee working primarily in Chile on and after the Separation Date, which benefits are listed on Subsection 10.5(b) of the Schedules

10.6 Vacation Benefits. Mead Johnson shall assume and honor all vacation days accrued but not yet taken by Mead Johnson Transferred Employees as of the Separation Date (including banked vacation).

10.7 Expatriate Allowances. Effective as of the Separation Date, Mead Johnson shall assume and be solely responsible for all Liabilities with respect to expatriate allowances (including foreign or U.S. tax payments and tax equalization payments) provided to Mead Johnson Transferred Employees and their beneficiaries by the members of the BMS Group immediately prior to the Separation and all Liabilities for expatriate allowances due to Mead Johnson Transferred Employees on and after the Separation Date, as set forth on Section 10.7 of the Schedules.

10.8 Statutory Benefits. Effective as of the Separation Date, Mead Johnson shall assume and be solely responsible for all Liabilities with respect to statutory benefits provided to Mead Johnson Transferred Employees and their beneficiaries by the members of the BMS Group immediately prior to the Separation Date.

ARTICLE XI

EMPLOYMENT-RELATED MATTERS

11.1 Independent Contractors. Effective as of the Separation Date, (i) Mead Johnson shall assume, or shall cause its Affiliates to assume, all contracts, obligations and liabilities with respect to independent contractors and Leased Workers working for the Mead Johnson Business on the Separation Date listed on Section 11.1 of the Schedules. Mead Johnson shall indemnify and hold the members of the BMS Group harmless against any such contracts, liabilities, obligations or any and all losses which any member of the BMS Group may suffer or incur as a result of any claim, action or other proceeding made by such independent contractor or Leased Worker against the members of the BMS Group from and after the Separation Date or arising from any breach of Mead Johnson’s obligations under this Section 11.1.

11.2 Non-Solicitation.

(a) Non-Solicitation of Mead Johnson Employees. For 60 calendar days after the IPO, BMS will not, and will cause its Affiliates not to, directly or indirectly solicit for employment or hire or employ or seek to entice away from Mead Johnson or its Affiliates any Mead Johnson Transferred Employee, subject to applicable law. Notwithstanding the foregoing, the members of the BMS Group may (i) engage in general solicitations of employment not specifically directed toward any Mead Johnson Transferred Employee, provided that they may hire any Mead Johnson Transferred Employee who responds to such a solicitation only if such Mead Johnson Transferred Employee has been involuntarily terminated without cause so as to no longer be employed by any member of the Mead Johnson Group at the time he or she responds to such solicitation, (ii) solicit for employment, hire or employ any Mead Johnson Transferred Employee who has been involuntarily terminated without cause so as to no longer be employed by the Mead Johnson Business at the time of the BMS Group member’s first contact with him or her, and (iii) rehire any such Mead Johnson Transferred Employee where required by applicable law, collective bargaining agreement or works council agreement.

(b) Non-Solicitation of BMS Employees. For 60 calendar days after the IPO, Mead Johnson will not, and will cause its Affiliates not to, directly or indirectly solicit for employment or hire or employ or seek to entice away from BMS or its Affiliates any BMS Employee, subject to applicable law. Notwithstanding the foregoing, the members of the Mead Johnson Group may (i) engage in general solicitations of employment not specifically directed toward any BMS Employee, provided that they may hire any BMS Employee who responds to such a solicitation only if such BMS Employee has been involuntarily terminated without cause so as to no longer be employed by any member of the BMS Group at the time he or she responds to such solicitation, (ii) solicit for employment, hire or employ any BMS Employee who has been involuntarily terminated without cause so as to no longer be employed by the BMS Group at the time of the Mead Johnson Group member’s first contact with him or her, and (iii) rehire any such BMS Employee where required by applicable law, collective bargaining agreement or works council agreement.

11.3 Confidentiality and Proprietary Information. No provision of the Separation Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the BMS non-competition guidelines or any agreement or policy pertaining to confidential or proprietary information of any member of the BMS Group, or otherwise relieve any individual of his or her obligations under such non-competition guidelines, agreement or policy.

11.4 Payroll and Withholding.

(a) Accrued Payroll. BMS shall retain all Liabilities related to payroll with respect to the Mead Johnson Transferred Employees, to the extent such Liabilities relate to service prior to the Separation Date, and shall pay such amounts on or after the Separation Date in accordance with its standard payroll practices. Effective as of the Separation Date, Mead Johnson shall establish its own payroll system for Mead Johnson Transferred Employees.

(b) Income Reporting, Withholding. Mead Johnson shall perform the income reporting and withholding function under its own employer identification number for Mead Johnson Transferred Employees and its service providers, commencing with service periods beginning on or after the Separation Date.

(c) Delivery of, and Access to, Documents and Other Information. Concurrently with the Separation Date, BMS shall cause to be delivered to Mead Johnson the employee information set forth on all withholding certificates executed by BMS Employees designated as Mead Johnson Employees as of the Separation Date. For such period as BMS and Mead Johnson may mutually agree in writing, BMS shall make reasonably available to Mead Johnson all forms, documents or information, no matter in what format stored, relating to compensation or payments made to any employee or service provider of Mead Johnson. Such information may include, but is not limited to, information concerning employee payroll deductions, payroll adjustments, records of time worked, tax records (e.g., Forms W-2, 1099, W-4, 940 and 941 and applicable counterparts in other jurisdictions), and information concerning garnishment of wages or other payments.

(d) Consistency of Tax Positions; Duplication. BMS and Mead Johnson shall individually and collectively make commercially reasonable best efforts to avoid unnecessarily duplicated federal, state or local payroll taxes, insurance or workers’ compensation contributions, or unemployment contributions arising on or after the Separation Date. BMS and Mead Johnson shall take consistent reporting and withholding positions with respect to any such taxes or contributions.

11.5 Personnel and Pay Records. Notwithstanding anything to the contrary in the Separation Agreement, to the extent permitted by applicable law, the original of all records created prior to the Separation Date (or such later date of transfer of employment, as applicable) set forth in the personnel files of the Mead Johnson Transferred Employees (including, but not limited to, information regarding such employee’s ranking or promotions, the existence and nature of garnishment orders or other judicial or administrative actions or orders affecting the employee’s compensation, and performance evaluations) shall remain with the Transferred Entity or be transferred to the applicable member of the Mead Johnson Group (as of the Separation Date or such later date of transfer of employment, as applicable). The originals of all personnel records of all Former Mead Johnson Employees who were not employed by a Transferred Entity shall remain with the applicable member of the BMS Group; provided that Mead Johnson shall be provided with a copy of all employee health and safety records required by applicable law to be maintained by the Transferred Entities, and BMS shall permit Mead Johnson or its Affiliates or successors or their authorized representatives to have full access to all such personnel records to the extent reasonably necessary in order for the members of the Mead Johnson Group or its successors to respond to a subpoena, court order, audit, investigation or otherwise as required by applicable law or in connection with any pending or threatened lawsuits, actions, arbitrations, claims, complaints, investigations or other proceedings. Mead Johnson or its Affiliates (or their respective successors) shall retain the personnel records for a period of at least ten (10) years following the Separation Date. The members of the Mead Johnson Group shall permit BMS and its authorized representatives to have full access upon reasonable notice during normal business hours to all the personnel records during the ten (10) year retention period in order for the members of the BMS Group to respond to a subpoena, court order, audit or investigation, to obtain data for pension or other benefits, or otherwise as required by applicable law, and the members of the Mead Johnson Group shall provide BMS, upon the reasonable request of BMS and at the expense of BMS, with copies of such personnel records.

11.6 Unemployment Insurance Program. No later than the Separation Date, Mead Johnson shall use its commercially reasonable best efforts to procure an agreement with an unemployment insurance vendors to provide unemployment insurance, including, without limitation, administration of all unemployment compensation claims of Mead Johnson Transferred Employees and Mead Johnson Employees, regardless of whether such claims were filed before, on, or after the Separation Date.

11.7 Employment and Employee Benefits Litigation.

(a) Pending Claims to be Transferred to Mead Johnson. On the Separation Date, Mead Johnson shall assume full legal responsibility from BMS for the claims identified in Subsection 11.7(a) of the Schedules and shall thereupon assume the defense of these claims. From and after the Separation Date, Mead Johnson shall indemnify, defend and hold harmless BMS from and against any Liability incurred by BMS after the Separation Date relating to any of the foregoing claims and shall reimburse BMS for any reasonable attorneys’ fees (other than the cost of in-house counsel to provide legal services to BMS) and other expenses reasonably incurred by BMS subsequent to the Separation Date in connection with investigating and/or defending against any of the foregoing claims.

(b) Pending Claims to be Jointly Defended by BMS and Mead Johnson. BMS and Mead Johnson shall jointly defend the claims identified in Subsection 11.7(b) of the Schedules. As to the foregoing claims, Mead Johnson shall indemnify and hold harmless BMS against any Liability incurred by BMS after the Separation Date relating to any of the claims identified in Subsection 11.7(b) of the Schedules and/or settlements of the claims identified in Subsection 11.7(b) of the Schedules, provided, however, that BMS shall not compromise or settle any such claim relating to Mead Johnson Employees or independent contractors or Leased Workers providing services primarily to the Mead Johnson Group without the prior consent of Mead Johnson, which consent shall not be unreasonably withheld or delayed, and provided further, however, that such compromise or settlement shall release Mead Johnson in full from any further Liability with respect to such claim.

(c) New and Future Claims.

(i) Except as provided in Subsections 11.7(a) and (b), Mead Johnson shall assume and be solely responsible for all Liabilities relating to employment- and benefits-related claims relating to Mead Johnson Employees, Former Mead Johnson Employees, Mead Johnson Transferred Employees or current or former independent contractors or Leased Workers providing services primarily to the Mead Johnson Business. Notwithstanding the foregoing, BMS shall assume and be solely responsible for all Liabilities relating to claims against, or with respect to benefits under, the BMS RIP, the BMSPR RIP, the BMS SIP and the BMSPR SIP brought by or relating to any Mead Johnson Employee, Former Mead Johnson Employee or independent contractor or Leased Worker providing services primarily to the Mead Johnson Business or an individual who formerly provided services as an independent contractor or Leased Worker primarily to the Mead Johnson Business if such claims primarily arise from or relate to an act or omission of any member of the BMS Group in its capacity as sponsor of, or fiduciary with respect to, such plans or of a fiduciary appointed by any member of the BMS Group with respect to the applicable plan or plans.

(ii) Except as provided otherwise in this Section 11.7, BMS shall retain and be solely responsible for all Liabilities relating to employment- and benefits-related claims against BMS, an Affiliate of BMS, the BMS RIP, the BMSPR RIP, the BMS SIP or the BMSPR SIP relating to BMS Employees, Former BMS Employees and independent contractors and Leased Employees providing services primarily to the BMS Group (other than independent contractors and Leased Workers who provided services primarily to the Mead Johnson Business). Notwithstanding the foregoing, Mead Johnson shall assume and be solely responsible for all Liabilities relating to claims against, or with respect to benefits under, the BMS RIP, the BMSPR RIP, the BMS SIP and the BMSPR SIP brought by or relating to any Mead Johnson Employee, Former Mead Johnson Employee or independent contractor or Leased Worker providing services primarily to the Mead Johnson Business or an individual who formerly provided services as an independent contractor or Leased Worker primarily to the Mead Johnson Business, if such claims do not arise primarily from or relate to an act or omission of any member of the BMS Group in its capacity as sponsor of, or fiduciary with respect to, such plans or of a fiduciary appointed by any member of the BMS Group with respect to the applicable plan or plans.

11.8 U.S. WARN Act and Other Notices. Mead Johnson agrees to provide any required notice under the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar state or other applicable law and otherwise to comply with any such requirement with respect to any “plant closing” or “mass layoff” (as defined in WARN) or similar event occurring on or after the Separation Date and affecting Mead Johnson Employees. With regard to applicable laws other than those of the United States, Mead Johnson agrees to provide notice and to inform and consult with workers, their representative bodies and any relevant governmental entities as required by applicable law in relation to the Separation and IPO. Mead Johnson shall indemnify and hold harmless the members of the BMS Group against any such Liabilities relating to the obligations of the members of Mead Johnson Group under this Section 11.8.

11.9 Hiring of Leased Workers and Former Employees. Mead Johnson shall not (a) engage any Former BMS Employee or Former Mead Johnson Employee, including any such retiree, who while employed was on the U.S. or Puerto Rico payroll, as a Leased Worker or independent contractor within 18 months after the date on which such individual left active service with the BMS Group or the Mead Johnson Group or (b) rehire a Former BMS Employee or Former Mead Johnson Employee who while employed was on the U.S. or Puerto Rico payroll within 18 months after the date on which such individual retired or terminated employment with the BMS Group or Mead Johnson if such individual obtained a complete distribution of his or her benefits from the BMS RIP or BMSPR RIP in a single sum.

ARTICLE XII

ADMINISTRATIVE PROVISIONS

12.1 Transitional Services Agreement. On or prior to the Separation Date, BMS and Mead Johnson will enter into a transitional services agreement covering the provisions of various human resources services (the “Transition Agreement”).

12.2 Payment of Liabilities, Plan Expenses and Related Matters.

(a) Shared Costs. Mead Johnson shall pay its share, as determined by BMS in good faith and in accordance with the trust declaration and Plan documents, of any contributions made to any trust maintained in connection with a BMS Plan while Mead Johnson is a Participating Company in that BMS Plan. BMS shall provide Mead Johnson with reasonable documentation of the contributions due and the calculation of Mead Johnson’s share thereof. BMS shall pay its share, as determined by Mead Johnson in good faith and in accordance with the trust declaration and Plan documents, of any contributions made to any trust maintained in connection with a Mead Johnson Plan while BMS is a Participating Company in that Mead Johnson Plan. Mead Johnson shall provide BMS with reasonable documentation of the contributions due and the calculation of BMS’s share thereof.

(b) Contributions to Trusts. With respect to BMS Plans to which Mead Johnson Employees and Mead Johnson Transferred Employees make contributions, BMS shall use reasonable procedures to determine Mead Johnson Liabilities associated with such Plans, taking into account such contributions, settlements, refunds and similar payments. With respect to Mead Johnson Plans to which BMS Employees and Foreign BMS Transferred Employees make contributions, Mead Johnson shall use reasonable procedures to determine BMS Liabilities associated with such Plans, taking into account such contributions, settlements, refunds and similar payments.

(c) Administrative Expenses Not Chargeable to a Trust. To the extent not charged pursuant to the Transition Agreement or another Ancillary Agreement, and to the extent not otherwise agreed to by BMS and Mead Johnson in writing, and to the extent not chargeable to a trust established in connection with a BMS Plan, Mead Johnson shall be responsible, through either direct payment or reimbursement to BMS, for its allocable share of expenses incurred by BMS in the administration of (i) the BMS Plans while Mead Johnson participates in such Plans, and (ii) the Mead Johnson Plans, to the extent BMS administers such Plans. For this purpose, Mead Johnson’s allocable share of such expenses shall be that portion of the total of such expenses as the number of Mead Johnson Employees and Mead Johnson Transferred Employees who are participants in the applicable Plan bears to the total number of participants in such Plan.

12.3 Sharing of Participant Information. In addition to the responsibilities and obligations of BMS and Mead Johnson specified in the Separation Agreement and the schedules thereto, BMS and Mead Johnson shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the BMS Plans and the Mead Johnson Plans during the respective periods applicable to such Plans as Mead Johnson and BMS may mutually agree, subject to applicable laws of privacy, confidentiality and data protection. Subject to such laws, BMS and Mead Johnson and their respective authorized agents shall be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

12.4 Reporting and Disclosure Communications to Participants. While Mead Johnson is a Participating Company in the BMS Plans, Mead Johnson shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all BMS Plan-related communications and materials to employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the BMS Plans and Mead Johnson Plans. Mead Johnson shall reimburse BMS for the costs and expenses relating to the copies of all such documents provided to Mead Johnson, except to the extent such costs are charged pursuant to the Transition Agreement (or are otherwise addressed in this Agreement) or pursuant to an Ancillary Agreement. Mead Johnson shall assist, and shall cause each other applicable member of the Mead Johnson Group to assist, BMS in complying with all reporting and disclosure requirements of ERISA and other applicable law, including the preparation of Form Series 5500 annual reports for the BMS Plans, where applicable.

12.5 Audits Regarding Vendor Contracts. From the period beginning on the Separation Date and ending on such date as BMS and Mead Johnson may mutually agree in writing, BMS and Mead Johnson and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the BMS Health and Welfare Plans and the Mead Johnson Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor’s internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. BMS and Mead Johnson shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs incurred in connection with such audits will be shared.

12.6 Requests for Regulatory Opinions. BMS and Mead Johnson shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. Mead Johnson and BMS shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which BMS and/or Mead Johnson elects to seek a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL or other ruling from a local regulatory agency.

12.7 Fiduciary Matters. BMS and Mead Johnson each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party’s good faith determination that to do so would violate such a fiduciary duty or standard.

12.8 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, BMS and Mead Johnson shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, BMS and Mead Johnson shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

ARTICLE XIII

GENERAL PROVISIONS

13.1 Cooperation.

(a) Duties of Mead Johnson. Following the Separation, Mead Johnson shall cooperate, and shall cause its Affiliates (including the Transferred Entities) to cooperate, fully with the members of the BMS Group in the prosecution, defense and settlement of any claims for which any member of the BMS Group retains Liability under this Agreement. Such cooperation shall include (i) affording the applicable member of the BMS Group, its counsel and its other representatives reasonable access, upon reasonable written notice during normal business hours, to all relevant personnel, properties, books, contracts, commitments and records, (ii) furnishing promptly to the applicable member of the BMS Group, its counsel and its other representatives such information as they reasonably requested, and (iii) providing any other assistance to the applicable member of the BMS Group, its counsel and its other representatives as they reasonably request. BMS shall reimburse Mead Johnson for reasonable costs and expenses incurred in assisting BMS pursuant to this Subsection 13.1(a) (including reasonable fees of outside counsel, but excluding the cost of in-house counsel to provide legal services to BMS and the cost of any individual’s time lost from work).

(b) Duties of BMS. Following the Separation, BMS shall cooperate, and shall cause its Affiliates to cooperate, fully with the members of the Mead Johnson Group in the prosecution, defense and settlement of any claims for which any member of the Mead Johnson Group assumes Liability under this Agreement. Such cooperation shall include (i) affording the applicable member of the Mead Johnson Group, its counsel and its other representatives reasonable access, upon reasonable written notice during normal business hours, to all relevant personnel, properties, books, contracts, commitments and records, (ii) furnishing promptly to the applicable member of the Mead Johnson Group, its counsel and its other representatives such information as they reasonably request, and (iii) providing any other assistance to the applicable member of the Mead Johnson Group, its counsel and its other representatives as they reasonably request. Mead Johnson shall reimburse BMS for reasonable costs and expenses incurred in assisting Mead Johnson pursuant to this Subsection 13.1(b) (including reasonable fees of outside counsel to BMS, but excluding the cost of in-house counsel to provide legal services to BMS and the cost of any individual’s time lost from work).

13.2 Effect if Separation Does Not Occur. Subject to Section 13.10, if the Separation does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Separation Date shall not be taken or occur except to the extent specifically agreed by Mead Johnson and BMS in writing.

13.3 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

13.4 Affiliates. Each of BMS and Mead Johnson shall cause to be performed, and hereby guarantee the performance of, any and all actions of the members of the BMS Group or the Mead Johnson Group, respectively.

13.5 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section to an “Article” or “Section” shall mean Articles or Sections of the Separation Agreement, and, except as expressly set forth below, references in the material incorporated herein by reference shall be references to the Separation Agreement): Section 2.08 (relating to Disclaimer of Representations and Warranties); Article V (related to Release of Claims and Indemnification); Article VII (relating to Exchange of Information and Confidentiality); Article VIII (relating to Dispute Resolution); and Article XI (relating to Miscellaneous).

13.6 No Third Party Remedies. Nothing in this Agreement is intended or shall be intended to entitle any person other than the parties hereto and their respective transferees and permitted assigns to any claim, cause of action, remedy or right of any kind.

13.7 Governing Law. To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of law principles of the State of New York, as to all matters, including matters of validity, construction, effect, performance and remedies.

13.8 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

13.9 Amendment. The Boards of Directors of Mead Johnson and BMS may mutually agree to amend the provisions of this Agreement at any time or times, either prospectively or retroactively, to such extent and in such manner as such Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable.

13.10 Termination. This Agreement may be terminated at any time prior to the Separation Date by and in the sole discretion of BMS without the approval of Mead Johnson. This Agreement may be terminated at any time on after the Separation Date and before the IPO Date by mutual consent in writing of BMS and Mead Johnson.

13.11 Conflict. In the event of any conflict between the provisions of this Agreement and the Separation Agreement, any Ancillary Agreement, or Plan, the provisions of this Agreement shall control.

13.12 Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Gary Lewbel
Name:	Gary Lewbel
Title:	Vice President

MEAD JOHNSON NUTRITION COMPANY

By:	/s/ William P’Pool
Name:	William P’Pool
Title:	Sr. V.P., General Counsel and Secretary

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